                                                                       Exhibit 1

                              [English Translation]

[Note: This English translation of the "Financial Report for the Seventh Fiscal Year" (the original document is written in the Japanese language) is provided for the convenience of English speakers. This English translation may differ from the original Japanese document.]

                            YUUKA SHOUKEN HOUKOKUSHO
                              (FINANCIAL REPORT FOR
                            THE SEVENTH FISCAL YEAR)


       (Based on Securities and Exchange Law of Japan Section 24, Item 1)

          Year of Operations                      From: October 1, 2001
           (7th Fiscal Year)                      To: September 30, 2002




                               Crayfish Co., Ltd.

                                Financial Report
            (Report based on Securities and Exchange Law 24, Item 1)

                Year of Operations           From: October 1, 2001
                7th Fiscal Year              To: September 30, 2002


To: The Chair of Kanto Local Finance Bureau

Submitted on December 24, 2002



Company: Crayfish Co., Ltd.
English Name: Crayfish Co., Ltd.
Representative: President and Representative Director Kazuhiko Muraki
Office Location: 16-13, Ikebukuro 2-chome, Toshima-ku, Tokyo
(The Company's office was relocated from 2-1, Ikebukuro 2-chome, Toshima-ku, Tokyo to the above address as of October 21, 2002.)
Office Tel: 03-5954-7555
Contact: Director and Chief Financial Officer, Fumio Komatsubara
Primary contact info: the same as above


Locale for viewing the Financial Report:

Tokyo Stock Exchange
2-1 Kabutocho, Nihonbashi, Chuo-ku, Tokyo

                                    Contents

PART I - INFORMATION ON THE COMPANY

                                                                          Page
1.  OVERVIEW OF THE COMPANY

    1.   Key financial data and trends                                    1 - 3
    2.   Operational History                                              4
    3.   Description of business                                          5
    4.   Information on related companies                                 6
    5.   Employees                                                        6
2.  BUSINESS OVERVIEW
    1.   Overview of business results                                     7
    2.   Production, orders received and sales                            7
    3.   Issues and outlook for the fiscal year ahead                     8
    4.   Important business contracts                                     8
    5.   Research and development activities                              8
3.  PROPERTY, PLANT AND EQUIPMENT
    1.   Overview of capital expenditures                                 9
    2.   Major property and equipment                                     9
    3.   Plans for new additions or disposal                              9
4.  CORPORATE INFORMATION
    1.   Information of shares                                            10 - 14
    2.   Acquisition of treasury stock                                    15
    3.   Dividend policy                                                  15
    4.   Changes in the market price of the Company's share               15
    5.   Members of the Board of Directors and Corporate Auditors         16
5.  FINANCIAL INFORMATION
      Auditors report                                                     18
    1.   Consolidated Financial Statements                                19 - 30
      Auditors report                                                     30 - 32
    2.   Financial Statements                                             33 - 34
6.  INFORMATION ON TRANSFER AND REPURCHASE OF THE COMPANY                 55
7.  REFERENCE FOR THE COMPANY                                             56

PART II - INFORMATION ON THE COMPANY'S GUARANTOR                          57

PART I  INFORMATION ON THE COMPANY

1.  Overview of the Company

1. Key financial data and trends.

(1) Consolidated financial data.

                                   Fiscal Year                         3rd FY     4th FY     5th FY       6th FY       7th FY
                                   -----------                        ---------  ---------  ---------  ------------   ---------
                                    Year ended                        Sep. 1998  Sep. 1999  Sep. 2000    Sep. 2001    Sep. 2002
                                   ===========                        =========  =========  =========  ============   =========
Net sales                                         (Thousands of yen)     --         --         --         5,416,939       --
Ordinary loss                                     (Thousands of yen)     --         --         --         2,304,522       --
Net loss                                          (Thousands of yen)     --         --         --         9,728,022       --
Net assets                                        (Thousands of yen)     --         --         --        15,402,657       --
Total assets                                      (Thousands of yen)     --         --         --        15,820,206       --
Net assets per share                                     (Yen)           --         --         --      1,502,844.91       --
Net loss per share - basic                               (Yen)           --         --         --        953,167.04       --
Net income per share - diluted                           (Yen)           --         --         --                --       --
Equity ratio                                              (%)            --         --         --              97.4       --
Return on equity                                          (%)            --         --         --                --       --
Price-earnings ratio                                    (Times)          --         --         --                --       --
Net cash used by operating activities             (Thousands of yen)     --         --         --       (8,052,355)       --
Net cash used by investing activities             (Thousands of yen)     --         --         --         (283,602)       --
Net cash used by financing activities             (Thousands of yen)     --         --         --          (24,312)       --
Cash and cash equivalents at the end of a period  (Thousands of yen)     --         --         --        14,656,739       --
Employees
( ) represents the number of average temporary          Number           --         --         --                89       --
employees for the year.                                                 (--)       (--)       (--)              (37)     (--)

(Note)  1   Net sales are presented exclusive of consumption tax.

(Note)  2   Consolidated financial statements were composed from 6th FY, thereby no such statements were made prior to 6th FY. In addition, there has been no consolidated subsidiary since the beginning of 7th FY, thereby consolidated financial statements were not presented.

(Note)  3   Net income per share - diluted, return on equity and price-earnings ratio are not stated due to recording net losses.

(Note)  4   Employees in parenthesis reflect average number of temporary employees during the fiscal year.

(2) Non-consolidated financial data

                  Fiscal Year                            3rd FY          4th FY        5th FY          6th FY        7th FY
                  -----------                           ----------     ----------    -----------    -----------    -----------
                  Year Ended                            Sep. 1998       Sep. 1999     Sep. 2000       Sep. 2001     Sep. 2002
                  ==========                            ==========     ==========    ===========    ===========    ===========
Net sales                        (Thousands of yen)        277,684      1,137,942      6,822,669      5,337,048      2,939,808
Ordinary income (loss)           (Thousands of yen)          2,142       (387,037)    (1,943,574)    (2,094,256)     1,445,845
Net income (loss)                (Thousands of yen)            830       (391,006)    (1,954,432)    (9,729,943)     1,337,929
Equity income from investments
  if equity method were applied  (Thousands of yen)             --             --             --             --             --
Shareholders' equity             (Thousands of yen)         76,500      2,321,375      8,044,887      8,058,075      8,060,325
Shares issued and outstanding        (Shares)                1,530          8,305         10,186         10,249         10,258
Net assets                       (Thousands of yen)         93,807      4,132,795     25,117,492     15,400,736     16,740,916
Total assets                     (Thousands of yen)        235,913      6,243,077     25,563,597     15,624,971     16,934,376
Net assets per share                  (Yen)              61,311.86     497,627.40   2,465,883.85   1,502,657.50   1,632,623.01
Cash dividends per share              (Yen)
(Interim cash dividends per                                     --             --             --             --             --
  share)                              (Yen)                    (--)           (--)           (--)           (--)           (--)
Net income (loss) per share -
  basic                               (Yen)                 647.89     (86,659.25)   (208,963.14)   (953,355.25)    130,478.79
Cash dividends as net income
  per share                           (Yen)                     --             --             --             --             --
Equity ratio                           (%)                    39.8           66.2           98.2           98.6           98.9
Return on equity                       (%)                     1.0             --             --             --            8.0
Price-earnings ratio                 (Times)                    --             --             --             --            6.1
Cash dividends as a percentage
  of net income                        (%)                      --             --             --             --             --
Net cash provided by or (used
  in) operating activities       (Thousands of yen)             --             --     (1,976,383)            --      1,839,912
Net cash provided by investing
  activities                     (Thousands of yen)             --             --        251,947             --        140,714
Net cash provided by financing
  activities                     (Thousands of yen)             --             --     20,564,917             --          2,250
Cash and cash equivalents at
  the end of the fiscal year     (Thousands of yen)             --             --     23,017,010             --     16,412,076
Employees
( ) represents the number of                                    30             70            117             74             43
average temporary employees for       Number                   (--)           (--)           (45)           (34)           (16)
the year

(Note)  1   Net sales are presented exclusive of consumption tax.

(Note)  2   "Equity income from investments if equity methods were
            applied" was not applicable because of no its affiliates for which equity method should be applied.

(Note)  3   The Company split its shares one into two on July 13, 1998.
            Net loss per share for 3rd FY was calculated with the average number of outstanding shares under the assumption that the stock splits were taken place at the beginning of the year.

(Note)  4   Regarding net income per share - diluted of 3rd, 4th and
            5th fiscal years, although stock purchase warrants were issued, the average prices during the periods were unable to determine due to the fact that the issues were not registered and not listed. In addition, net losses were recorded in 3rd, 4th, 5th and 6th fiscal years. As a result, net income per share - diluted of 3rd, 4th, 5th and 6th fiscal years was not stated. Net income per share - diluted of 7th fiscal year was not stated due to the fact that premium on subscription right was not occurred.

(Note)  5   Return on equity of 4th, 5th and 6th fiscal years was not stated due to recording net losses.

(Note)  6   Price-earnings ratio prior to 4th fiscal year was not
            stated due to the hardships to determine stock prices caused by the fact that shares were not listed and registered. In addition, price-earnings ratio of 5th and 6th financial years was not stated due to recording net losses.

(Note)  7   Employees in parenthesis reflect average number of temporary employees during the fiscal year.

(Note)  8   In compliance with the Article 193-2, Item 1 of the
            Securities and Exchange Law, financial statements of 3rd, 4th and 5th fiscal years were audited by Chuo Audit
            Corporation, those of 6th and 7th were audited by Sanyu &
            Co. and Nakachi & Co.

2.Operational History

Date                Item
----                ----
October 1995        Crayfish Co., Ltd. established at 1-11-5 Kami Minami, Shibuya-ku, Tokyo, Japan (Capital JPY 10 million)
March 1996          Begin "TokyoWeb" hosting services with Tokyo Internet Co., Ltd.
October 1996        Relocate headquarters to 2-5-12 Shinjuku, Shinjuku-ku, Tokyo
April 1997          Begin hosting services with ITOCHU Technology Inc. and relocate headquarters to 5-10-15 Shinjuku, Shinjuku-ku,
                    Tokyo
May 1998            Begin Hitmail service (full internet service) with Hikari Tsushin, Inc.
November 1998       Relocate headquarters to 2-19-13 Shinjuku, Shinjuku-ku, Tokyo
March 1999          Become Hikari Tsushin's subsidiary
November 1999       Relocate headquarters to 3-7-1 Nishi-Shinjuku, Shinjuku-ku, Tokyo
March 2000          File for listing of ADRs on Nasdaq National Market, listed on "Mothers" section of Tokyo Stock Exchange
November 2000       Terminate partnership with Hikari Tsushin, Inc.
December 2000       Intranets K.K becomes Company's subsidiary
February 2001       "HITMAIL" changes name to "DESKWING"
December 2001       Relocate headquarters to 2-2-1 Ikebukuro, Toshima-ku, Tokyo
January 2002        Intranets KK removed as consolidated subsidiary
March 2002          Formalize the terms of agreement with Network Associates Co., Ltd. to provide the Virus Check service to the
                    Company's subscribers.
August 2002         Begin outsourcing of DESKWING support with CalltoWeb, Inc.
September 2002      Begin outsourcing DESKWING hosting operations to Global Media Online Inc.
October 2002        Relocate headquarters to 2-16-13 Ikebukuro, Toshima-ku, Tokyo

3. Description of business

The Company performs services related to the operation of internet business. The Company performs hosting services amongst other services related to its internet business.

Company Name                   Sector                   Business
------------                   ------                   --------
Crayfish Co., Ltd.             -Hosting services        -DESKWING business
                               -System development      -Homepage creation
                               -Others                  -Test marketing

The Company's operational flow is as follows:

                     Ordinary User (individual, corporate)
                     -------------------------------------

                    [UP ARROW GRAPHIC]     Hosting Services


                  Global Media Online Inc. and CalltoWeb, Inc.
                  --------------------------------------------

                      [UP ARROW GRAPHIC]    Outsourcing

                               Crayfish Co., Ltd.
                               ------------------


In addition, the Company is a subsidiary of Hikari Tsushin, Inc.

4. Information on related companies

       Name            Address       Capital            Business           Voting Right            Relation               Memo
                                  (Million yen)                            Own    Owned
                                                                           (%)     (%)
-------------------   ----------  -------------  ------------------------  ------ -----   ----------------------------   ------
(Parent)
Hikari Tsushin, Inc.   Toshima-ku    47,384       The mobile                --    67.0    One of the Company's           (Note)
                        Tokyo                     communication, the OA           (0.4)   Directors and of the            1,2
                                                  equipment and the                       Company's Corporate Auditors
                                                  internet businesses,                    assume as Director and
                                                  amongst other businesses                Corporate Auditor,
                                                                                          respectively in the parent's
                                                                                          affiliates

(Note) 1.  (0.4) means indirect shareholdings

(Note) 2.  Hikari Tsushin also files a Security Report

5. Employees

         (1) The Company

                                                          (As of September 30, 2002)
                                                          --------------------------
Total Employees      Average Age  Average Years Employed     Average Annual Salary
                                                             (Ten thousand of yen)
-------------------  -----------  ----------------------  --------------------------
43 (16)                  30                 1.4                      510

(Note) 1.  Total employees reflect employees on the payroll.

(Note) 2.  Average salary includes bonuses and overtime

(Note) 3.  Employees in parenthesis reflect average number of temporary employees during fiscal year

(Note) 4.  The number of employees decreased by 31 compared with the prior fiscal year. This decrease was primarily due to the Company's "Business Revival Plan".

(2) Labor Union

There is no labor union. The Company maintains amicable relations with its employees.

2. Business Overview

1. Overview of business results

(1) Results

The information of "(1) Results" inserted hereto is provided in "the Notice of Convocation of the Ordinary General Meeting of Shareholders for the 7th fiscal year." Please refer to "Progress and Results of Business Operations and Issues for the Future" in the document (Page 3-4).

(2) Cash flows

Cash flows for the current fiscal year is as follows: net cash provided by operating activities was 1,839 million yen; net cash provided by investing activities was 140 million yen; and net cash provided by financing activities 2 million yen. As a result, cash and cash equivalents at the end of the current fiscal year was 16,412 million yen increased by 1,982 million yen comparing with cash and cash equivalents at the beginning of the current fiscal year.

The detail of cash flows for the current fiscal year is as follows:

         (Cash flows from operating activities)

Net income was 1,341 million yen due to the decline in server and labor costs in accordance with improvement of operations started around at the end of prior fiscal year. In addition, depreciation 120 million yen, decrease in accounts receivable - other 139 million yen and other decreased assets 174 million yen, etc. were added. As a result, net cash provided by operating activities for this period became 1,839 million yen.

         (Cash flows from financing activities)

Net cash provided by financing activities was 140 million yen due to proceeds from securities 203 million yen and expenses of increase in fixed assets in accordance with relocation of its headquarters 65 million yen.

         (Cash flows from financing activities)

Net cash provided by financing activities was 2 million yen due to proceeds from issuance of new shares.

In accordance with not to form consolidated financial statements from the current fiscal year, statement of cash flows was composed only for the Company. Therefore, there is no comparison with the prior fiscal year.

2. Production, orders received and sales

         (1) Actual production

Our business is the total internet services, and the actual offering of its services are corresponded with the actual sales. Therefore, please refer to "(3) Actual sales" below.

         (2) Orders received

The Company does not produce by order. As a result, description hereto is omitted.

         (3) Actual sales

The actual sales for the current fiscal year mainly came from hosting services generating 2,935 million yen while other business generating 3 million yen.

In addition, the actual sales for the prior fiscal year was as follows: hosting services generating 5,329 million yen, system development generating 7 million yen and other business generating 200 thousand yen.

3. Issues and outlook for the fiscal year ahead

The information inserted hereto is provided in "the Notice of Convocation of the Ordinary General Meeting of Shareholders for the 7th fiscal year." Please refer to "Progress and Results of Business Operations and Issues for the Future" in the document (Page 4).

4. Important business contracts

Important contracts for the current fiscal year include the following:

(1) Network Associates Co., Ltd.

Contract Name                       Software License Contract
-------------                       -------------------------
Contracting Counterparty            Network Associates Co., Ltd.
Contents                            Right to use license program to administrate email.
Contract date                       March 4, 2002
Term                                March 4, 2002 - March 4, 2003

                                    (Automatically renewed for one year if
                                    either party does not indicate their intent to continue at least 1 month prior to the expiration of contract term)

(2) CalltoWeb, Inc.

Contract Name                       Outsourcing related to DESKWING hosting services
-------------                       ------------------------------------------------
Contracting Counterparty            CalltoWeb, Inc.
Contents                            Outsourcing call center operations for DESKWING
Contract date                       August 1, 2002
Term                                August 1, 2002 - July 31, 2007

                                    (Automatically renewed for one year if
                                    either party does not indicate their intent to continue at least 1 month prior to the expiration of contract term)

(3) Global Media Online Inc.

Contract Name                       Outsourcing related to DESKWING hosting services
-------------                       ------------------------------------------------
Contracting Counterparty            Global Media Online Inc.
Contents                            Outsourcing for DESKWING operations
Contract date                       September 30, 2002
Term                                September 1, 2002 - August 31, 2005

                                    (Automatically renewed for one year if
                                    either party does not indicate their intent to continue at least 1 month prior to the expiration of term)

5. Research and development activities

Most of the R&D activities for the current fiscal year related to the downsizing of email hosting system. R&D expenses for the year were 51 million yen. The Company successfully enhanced the stability of its service by combining existing servers with servers, which is easy to maintain and lowered DESKWING costs.

3. Property, Plant and Equipment

1. Overview of capital expenditures

Capital expenditures during the current fiscal year totaled 36 million yen and largely consisted of expenses for leasehold improvements in connection with the relocation of the head office, acquisition of servers and personal computers. Investment in building facilities was 6 million yen for the current fiscal year, a decrease of 52 million yen compared with the prior fiscal year. Investment in fixtures in connection with reorganization of servers was 30 million yen, a 50 million yen decrease compared with the prior fiscal year.

2. Major property and equipment

As of September 30, 2002, the Company's major property and equipment are as follows:

(1) The Company

                                                                             (Thousands of yen)
-----------------------------------------------------------------------------------------------
                                                           Book Value
      Address                   Description          --------------------    Total   Employees
                                                      Property  Equipment
-------------------  ------------------------------  ---------  ---------  --------  ----------
    Headquarters     Headquarters property, network    5,670      171,149   176,819   43 (16)
(Toshima-ku, Tokyo)    and development equipment

(Note) 1   Amounts shown reflect book values
(Note) 2 Employees in parenthesis reflect average number of temporary employees during the fiscal year

3.  Plans for new additions or disposal

         (1) New construction of material facilities

             None

         (2) Disposition of material facilities

             None

4. Corporate Information

1. Information of shares

The information of "(1) Information on the Company's shares" and "(2) Status of subscription rights, etc." inserted hereto in the original Japanese document is provided in "the Notice of Convocation of the Ordinary General Meeting of Shareholders for the 7th fiscal year." Please refer to the Page 8 and Page 16-17 in the document, respectively.

         (3) Trends of the issued and outstanding shares and common stocks


    Date         Shares issued and outstanding            Common stock         Additional paid-in capital         Description
                -------------------------------  ---------------------------  --------------------------
                Changes in the                                                Changes in     Balance of
                   number of    Balance of the                                 additional    additional
                 shares issued   shares issued     Changes in    Balance of     paid-in       paid-in
                and outstanding and outstanding   common stock  common stock    capital       capital
                --------------- ---------------  -------------  ------------  ------------  ------------  --------------------------
                                                 Thousands of   Thousands of  Thousands of  Thousands of  Additional paid-in capital
                    Shares          Shares           yen            yen           yen           yen       transferred into common
                                                                                                                   stock
--------------  --------------- ---------------  -------------  ------------  ------------  ------------  --------------------------
July 13, 1998        640             1,280           26,500        64,000       (26,500)        1,000     Please refer to (Note)1
--------------  --------------- ---------------  -------------  ------------  ------------  ------------  --------------------------
Sep. 29, 1998        250             1,530           12,500        76,500        12,500        13,500     Common stock increased by
                                                                                                          private placement
                                                                                                          Issuance price: 100,000
                                                                                                          yen
                                                                                                          The amount transferred to
                                                                                                          common stock: 50,000 yen
--------------  --------------- ---------------  -------------  ------------  ------------  ------------  --------------------------
Feb. 27, 1999        600             2,130           75,000       151,500        75,000        88,500     Common stock increased by
                                                                                                          private placement
                                                                                                          Issuance price: 250,000
                                                                                                          yen
                                                                                                          The amount transferred to
                                                                                                          common stock: 125,000 yen
--------------  --------------- ---------------  -------------  ------------  ------------  ------------  --------------------------
March 31, 1999     2,415             4,545          301,875       453,375       301,875       390,375     Common stock increased by
                                                                                                          private placement
                                                                                                          Issuance price: 250,000
                                                                                                          yen
                                                                                                          The amount transferred to
                                                                                                          common stock: 125,000 yen
--------------  --------------- ---------------  -------------  ------------  ------------  ------------  --------------------------
Sep. 28, 1999      1,400             5,945        1,750,000     2,203,375     1,750,000     2,140,375     Common stock increased by
                                                                                                          private placement
                                                                                                          Issuance price: 2,500,000
                                                                                                          yen
                                                                                                          The amount transferred to
                                                                                                          common stock:1,250,000 yen
--------------  --------------- ---------------  -------------  ------------  ------------  ------------  --------------------------
Sep.30, 1999       2,360             8,305          118,000     2,321,375        58,245     2,198,620     Common stock increased by
                                                                                                          exercise of bonds with
                                                                                                          warrants Period between
                                                                                                          October 1, 1998 and
                                                                                                          September 30, 1999
--------------  --------------- ---------------  -------------  ------------  ------------  ------------  --------------------------

    Date         Shares issued and outstanding            Common stock         Additional paid-in capital         Description
                -------------------------------  ---------------------------  --------------------------
                Changes in the                                                Changes in     Balance of
                   number of    Balance of the                                 additional    additional
                 shares issued   shares issued     Changes in    Balance of     paid-in       paid-in
                and outstanding and outstanding   common stock  common stock    capital       capital
                --------------- ---------------  -------------  ------------  ------------  ------------  --------------------------
                                                 In thousands   In thousands  In thousands  In thousands  Additional paid-in capital
                    Shares          Shares           yen            yen           yen           yen       transferred into common
                                                                                                                   stock
--------------  --------------- ---------------  -------------  ------------  ------------  ------------  --------------------------
March 10, 2000     1,870            10,175        5,722,200     8,043,575      17,215,617    19,414,237   Public offering (Note) 2
                                                                                                          Offering shares based upon
                                                                                                          book-building methods

                                                                                                          (Number of shares offered
                                                                                                          in home country)
                                                                                                                1,000 shares
                                                                                                          (Number of shares offered
                                                                                                          in foreign country)
                                                                                                                  870 shares

                                                                                                          However, common stock
                                                                                                          could be changed to ADS.

                                                                                                          Issuance price 13,200,000
                                                                                                          yen

                                                                                                          Of number of shares
                                                                                                          offered in foreign
                                                                                                          country, ADS was offered
                                                                                                          $24.5 per share.

                                                                                                          Accepted price
                                                                                                          12,276,000 yen

                                                                                                          Of number of shares
                                                                                                          offered in foreign
                                                                                                          country, ADS was offered
                                                                                                          $22.785 per share.

                                                                                                          Issuance Price 6,120,000
                                                                                                          yen

                                                                                                          The amount transferred to
                                                                                                          Common stock 3,060,000 yen
--------------  --------------- ---------------  -------------  ------------  ------------  ------------  --------------------------
Sep. 30, 2000         11            10,186            1,312     8,044,887              --    19,414,237   Common stock increased by
                                                                                                          exercise of stock options
                                                                                                          Period between Oct. 1,
                                                                                                          1999 and Sep. 30, 2000
--------------  --------------- ---------------  -------------  ------------  ------------  ------------  --------------------------
Sep. 30, 2001         63            10,249           13,187     8,058,075              --    19,414,237   Common stock increased by
                                                                                                          exercise of stock options
                                                                                                          Period between Oct. 1,
                                                                                                          2000 and Sep. 30, 2001
--------------  --------------- ---------------  -------------  ------------  ------------  ------------  --------------------------
Dec. 20, 2001         --                --               --            --     (12,071,575)    7,342,661   The entire deficit
                                                                                                          recorded in the statutory
                                                                                                          book was eliminated by
                                                                                                          using legal reserves
--------------  --------------- ---------------  -------------  ------------  ------------  ------------  --------------------------
Sep. 30, 2002          9            10,258            2,250     8,060,325              --     7,342,661   Common stock increased by
                                                                                                          exercise of stock options
                                                                                                          Period between Oct. 1,
                                                                                                          2001 and Sep. 30, 2002

(Note)  1   As of the same date, common stock was split one into two based upon the record of registered holders on Sep. 30, 1997.

(Note)  2   Based on the result of book-building methods, initial public offering on March 10, 2000 (1,870 shares) was based upon "spread methods" in which underwriters undertook 12,276,000 yen as accepted price and they sold the shares as issuance price 13,200,000 yen to investors.

(4) Detail for shareholding

                                                                                             (As of September 30, 2002)
-----------------------------------------------------------------------------------------------------------------------
                                                  Information of shares
                  -----------------------------------------------------------------------------------
                                                                       Foreign
                                                                      companies                         Information of
                  Government and   Financial   Securities    Other    (Of which   Individuals          shares less than
  Category        municipalities  institution  companies   companies  individual) and others   Total       one unit
----------------  --------------  -----------  ----------  ---------  ----------  -----------  ------  ----------------
Number of                                                                  14
shareholders            --            --           --             14      (--)          183       211        --

Number of shares    Shares            --           --          7,060    2,853           345    10,258        --
owned                   --                                                (--)
   Ratio                --            --           --          68.83    27.81           3.36   100.00        --
                                                                          (--)

(Note) 5,020 shares registered as a name of Japan Securities Depositary Center, Inc are included in "Other companies."

(5) Principal shareholders

The information of "(5) Principal shareholders" inserted hereto in the original Japanese document is provided in "the Notice of Convocation of Ordinary General Meeting of Shareholders for 7th fiscal year." Please refer to Page 8-9 in the document.

(6) Voting rights

a) Shares issued and outstanding



                                                                         (As of September 30, 2002)
---------------------------------------------------------------------------------------------------
                Category                     Number of shares   Amount of voting rights   Substance
                --------                     ----------------   -----------------------   ---------
Shares without voting rights                              --                   --             --
Shares with limited voting rights (Treasury
stock, etc.)                                              --                   --             --
Shares with limited voting rights (Others)                --                   --             --
Shares with voting rights (Treasury stock,
etc.)                                                     --                   --             --
Shares with voting rights (Others)               Common stock
                                                       10,258              10,258             --
Shares less than one unit                                 --                   --             --
Shares issued and outstanding                          10,258                  --             --
Amount of total shareholders' voting rights               --                10,258            --

(Note) "Shares with voting right (others)" includes 5,020 shares registered as a name of Japan Securities Depositary Center, Inc

b)Treasury stocks, etc.

                                                                         (As of September 30, 2002)
---------------------------------------------------------------------------------------------------
 Treasury stock,    Owners' name              Owning shares          Ratio of owning treasury stock
      etc.        ----------------   -----------------------------        to outstanding shares
                  Name     Address   The Company's  Others  Total
                                         name
----------------  -----    -------   -------------  ------  ------  -------------------------------
                   --        --         Shares      Shares  Shares                    %
                                          --          --      --                     --
                  Total      --           --          --      --                     --

(7) Stock option plan

      The Company has adopted a stock purchase warrant as its stock option plan ("The Plan"). The Plan was based upon previous Article 280-19 of the Commercial Code and after considering years of employment and posts, stock purchase warrants were granted to President and Representative Director and employees by resolution at following shareholders' meetings.
      The detail of the Plan is as follows:

                                                                    (May 31, 2000 Resolution of Extraordinary Shareholders' Meeting)
------------------------------------------------------------------------------------------------------------------------------------
The date of resolution                        May 31, 2000

Individuals covered by the Plan               7 of Full-time employees

Type of shares issued upon exercise of        Common stock
right subscription

Number of shares                              8 shares(2 shares to one employee with equal conditions, and 1 share to six employees with equal conditions,)

Amount to be paid upon the exercise of        3,776,250 yen
right subscription

Exercise period                               Please refer to (Note) 1

Condition for exercise of subscription right  (1)  Transfer or pledge, etc. of stock purchase warrant to a third party is not allowed.
                                              (2)  Stock purchase warrant is forfeited as unemployed or withdrawal from Directors, excluding in a case of death. However, as long as a person  is an employee, a
                                                   Director or a Corporate Auditor in the Company and its group companies, stock purchase warrant is held.
                                              (3)  In a case more than 2 shares by stock purchase warrant are granted, there is a limitation to exercise stock purchase warrant if exceeding 50% of granted shares are exercised during every year starting at October 1.

Transfer the right of subscription right      Transfer or pledge, etc of stock purchase warrant to a third party is not allowed.

(Note)  1.  The exercise period of a person who granted more than 10 shares is between July 5, 2000 and July 4, 2007; the exercise period of a person who granted below 10 shares is between June 1, 2002 and May 31, 2007.

(Note)  2.  In a case the Company carries out stock splits or reverse stock splits after granting stock purchase warrant, the exercise price will be adjusted with following formula. The frictions below 1 yen caused by the adjustment will be discarded.

            Exercise price after adjustment = Exercise price before adjustment

                                                      1
                          x     ----------------------------------------------
                                Ratio of stock splits and reverse stock splits


            In a case common stock is issued below market value after granting stock purchase warrant, the exercise price will be adjusted with following formula. The frictions below 1 yen caused by the adjustment will be discarded.

      Exercise price after adjustment = Exercise price before adjustment x

                                    Number of newly issued shares x Payment for one share
Shares issued and outstanding   +   -----------------------------------------------------
                                                   Market value of one share
-----------------------------------------------------------------------------------------
                Shares issued and outstanding + Number of newly issued shares

            In addition, in a case granted shares are issued in which initial conversion price, securities converted into common stock or stock option granted is below market value, or in a case of merger, etc. after granting stock purchase warrant, exercise price should be adjusted properly as well. However, in a case per value of common stock is issued by exercising stock purchase warrant, exercise price should not be below the minimum amount necessary to issue per value share of common stock.

(Note)  3.  In a case the Company carries out stock splits and reverse stock split after granting stock purchase warrant, number of shares issued through exercising stock purchase warrant is adjusted by the following formula. The friction below 1 yen caused by the adjustment will be discarded. Such adjustment is used for the shares, which are not exercised at the point of the Company's action aforementioned.

            Number of shares after adjustment = Number of shares before adjustment x Ratio of stock split and reverse stock split.

(Note)  4.  In regard of exercising stock purchase warrant, a person who granted more than 10 shares gives the Company a definite promise that the person will keep newly issued shares obtained by exercising stock purchase warrant for a year after granted stock purchase warrant, that the person will not sale newly issued shares exceeding 33% (below one share will be discarded) of granted shares (after the adjustment described "Note 3" above) for a year after the initial year of possession and that the person will not sale newly issued shares exceeding 66% (below one share is discarded) of granted shares for two years after the initial year of possession.

(Note)  5.  The information of number of shares and individuals covered by the
            Plan is as of Nov. 30, 2002.

                                                      (December 26, 2000 resolution at the ordinary general meeting of shareholders)
------------------------------------------------------------------------------------------------------------------------------------
The date of resolution                        December 26, 2000

Individual covered by the Plan                7 of Full-time employees

Type of shares issued upon exercise of        Common stock
subscription right

Number of shares                              10 shares(3 shares to one employee with equal condition, 2 share to one employees with equal condition and one shares to 5 employees with equal condition.)

Amount to be paid upon exercise of            400,000 yen
subscription right

Exercise period                               From December 27, 2002 to December 26, 2007

Condition for exercise of subscription        (1) Transfer or pledge, etc. of stock purchase warrant to a third party is not
right                                             allowed.
                                              (2) Stock purchase warrant is forfeited as unemployed or withdrawal from Directors, excluding in a case of death. However, as long as a person is an employee, a
                                                  Director and Corporate Auditor in the Company and its group companies, stock purchase warrant is kept.
                                              (3) In a case more than 2 shares by stock purchase warrant are granted, there is a limitation to exercise stock purchase warrant if exceeding 50% of granted shares are exercised during every year starting at October 1.

Transfer the right of subscription right      Transfer or pledge, etc of stock purchase warrant to a third party is not allowed.

(Note)  1   In a case the Company carries out stock split or reverse stock split, issue price is determined by the following formula.

            Issuance price after adjustment = Issuance price before adjustment x

                                        1
                   --------------------------------------------
                   Ratio of stock split and reverse stock split

            In regard of calculation by the formula above to determine in issuance price after adjustment, it should be calculated by the first decimal place and round it up.

(Note)  2.  In a case the Company carries out stock split and reserve stock split after granting stock purchase warrant, number of shares issued by exercising stock purchase warrant are adjusted by the following formula ("adjustment of number of exercised shares"). However, such adjustment is only applied for number of unexercised shares for the purpose of stock purchase warrant.

     Number of shares after adjustment = Number of shares before adjustment x

                                   Ratio of stock split and reverse stock split.

            In regard of adjustment of number of exercised shares, it should be calculated by one share as a unit and the frictions below the unit will be discarded.

(Note)  3.  In a case issuance price calculated by adjustment of number of exercised shares is below per value of common stock, such per value will be considered as issuance price after adjustment.

(Note)  4.  The information of number of shares and individual covered by the
            Plan is as of Nov. 30, 2002.

2. Acquisition of treasury stock

[Acquisition of treasury stock in accordance with the resolution of the shareholders' meeting, acquisition from subsidiaries or acquisition for retirement using the reserve for revaluation.]

(1) Acquisition based on a resolution approved at last shareholders' meeting

None

(2) Resolution regarding the acquisition of treasury stock at this shareholders' meeting

None

[Acquisition of treasury stock for decreasing common stock, acquisition using net income stipulated in Articles of Incorporation or acquisition for redemption of shares.]

(1) Acquisition based on a resolution approved at last shareholders' meeting

None

(2) Resolution regarding the acquisition of treasury stock at this shareholders' meeting

None

3. Dividend policy

Management believes that dividends to shareholders is an important issue.

4. Changes in the market price of the Company's shares

5-year historical high/low prices
-------------------------------------------------------------------
Fiscal Year    3rd FY     4th FY     5th FY     6th FY      7th FY
-------------------------------------------------------------------
Report Date  Sep. 1998  Sep. 1999  Sep. 2000   Sep. 2001  Sep. 2002
===================================================================
High           --           --     32,800,000  1,420,000   850,000
Low            --           --      2,100,000    351,000   443,000


Recent 6 months monthly high/low
------------------------------------------------------------------------------
Month          April      May        June        July      August    September
               2002       2002       2002        2002       2002       2002
==============================================================================
High          590,000    564,000    600,000     580,000    810,000    850,000
Low           533,000    443,000    494,000     500,000    521,000    691,000


(Note) High and low prices above are those indicate on the "Mothers" exchange. The Company went public on March 10, 2000 and therefore there is no share price data prior to this date.

5. Members of the Board of Directors and Corporate Auditors

The information of Members of the Board of Directors inserted hereto in the original Japanese document is provided in "the Notice of Convocation of the Ordinary General Meeting of Shareholders for 7th fiscal year." Please refer to page 25-26 in the document.

      Position            Name                                          Bio                                              Shares
------------------  -------------------   ------------------------------------------------------------------------   --------------
Standing Corporate  Kazuhiko Yabe         Aug.87-Enter Aoyama Audit, seconded to Price Waterhouse Consultant
Auditor             (May 27, 1963)        Feb.90-Enter Yano Keizai Kenkyujo
                                          Sep.90-Legal and Administration Dept., Nihon Tetra Pack
                                          March 97-receive Masters degree from Tokyo University Graduate School
                                          Sep.97-Enter Intl. Dept., Overseas Legal Dept. Konami Corporation
                                          Nov.99-Enter Legal Dept., Hikari Tsushin
                                          Apr.01-Enter Legal Dept., Hikari Capital                                         None
                                          June.01-Standing auditor for Crayfish Co., Ltd.(to present)

Corporate           Jyunji Tsuge          Apr.99-Enter Hikari Tsushin
Auditor             (December 4, 1975)    Feb.00-Auditor Tsuri Vision K.K.(to present)
                                          Apr.00-Manager, Hikari Tsushin
                                          Jan.01-Auditor Hikari Tsushin Capital, Inc.                                      None
                                          June01-Auditor, Crayfish Co., Ltd. (to present)

Corporate           Shunji Harane         Apr.90-Enter Chiyoda Life Insurance
Auditor             (December 28, 1966)   Sep.90-Enter Ichishin K.K.
                                          Oct.92-Enter Audit Co., Thomatsu
                                          Apr.96-Registered Certified Public Accountant
                                          Jan.97-Enter Nikko Securities                                                    None
                                          Jan.97-Seconded to Nikko Capital
                                          Apr.98-Establish Harane Audit Office (to present)
                                          Dec.01-Auditor, Crayfish Co., Ltd. (to present)

Auditor             Koichi Kawai          Feb.99-Registered as Certified Accountant
                    (February 10, 1971)   Feb.00-Enter Hikari Tsushin
                                          July00-Manager, Legal Dept., Hikari Tsushin                                      None
                                          Dec.00-Manager, Accounting Dept., Hikari Tsushin
                                          July01-Establish Kawai Tax Accountant Office(to present)
                                          June02-Auditor, Crayfish Co., Ltd. (to present)

(Note): All Corporate Auditors are outside auditors as stipulated in paragraph 1 of Article 18 of the Law for Exceptions to the Commercial Code concerning Audit, etc. of Kabushiki Kaisha.

5. Financial Information

1. Basis of preparation of the consolidated financial statements

      (1) The consolidated financial statements of the Company are prepared in accordance with the "Regulation Concerning the Terminology, Forms and Preparation Methods of the Consolidated Financial Statements ("Regulations for Consolidated Financial Statements") (Ministry of Finance Ordinance No. 28, 1976) Consolidated financial statements for the current fiscal year are not formed because there is no consolidated subsidiary.

      (2) The financial statements of the Company are prepared in accordance with the "Regulation Concerning the Terminology, Forms and Preparation Methods of the Financial Statements" ("Regulation for Financial Statements) (Ministry of Finance Ordinance No.59, 1963). Financial statements for 6th fiscal year (from October 1, 2000 to September 30, 2001) is based on Regulation of Financial Statements, prior to its amendment; financial statement for 7th fiscal year (from October 1, 2001 to September 30, 2002) is based upon Regulation of Financial Statements after its amendment.

2. Audit report

      Pursuant to Article 193-2 of "the Securities and Exchange Law", the consolidated financial statements for the prior consolidated fiscal year (from October 1, 2000 to September 30, 2001) and the financial statements of 6th fiscal year (from October 1, 2000 to September 30, 2001) and of 7th fiscal year (from October 1, 2001 to September 30, 2002) were audited by Sanyu & Co. and Nakachi & Co.

                                  AUDIT REPORT

                                                               December 21, 2001

Crayfish Co., Ltd.
President and Representative Director  Shenqiu Liu

                        Sanyu & Co.
                        Representative and Engagement Partner: Jun Sugita Representative and Engagement Partner: Yoshinori Kawano

                        Nakachi & Co.
                        Representative and Engagement Partner: Kazuhiro Ando Engagement Partner: Taku Hirata

           Pursuant to Article 193-2 of "Securities and Exchange Law", we have audited the consolidated financial statements of Crayfish Co., Ltd. (the "Company") including the Company's balance sheet, statement of operations, statement of deficits, statement of cash flows and supplemental schedules thereto, as reported in the "Financial information" for the Company's 6th fiscal year from October 1, 2000 to September 30, 2001.

           Our audit was made in accordance with generally accepted auditing standards and all relevant auditing procedures were carried out as are normally required.

           As a result of our audit procedures, it is our opinion that the accounting policies and accounting treatments adopted by the Company in the preparation of the consolidated financial statements referred to above are in accordance with generally accepted accounting principles, and that the presentation of the consolidated financial statements is in conformity with "Regulations Concerning the Terminology, Forms and Preparation methods of the Consolidated Financial Statements" (Ministry of Finance Ordinance No. 28).

           Accordingly, it is our opinion that the aforementioned consolidated financial statements of the Company and its consolidated subsidiary present fairly their consolidated financial position as of September 30, 2001, and the consolidated results of their operations and their consolidated cash flows for the year then ended.

           We have no interest in the Company that should be disclosed pursuant to the provisions of the Certified Public Accountant Law.

(Note) As described in the notes under for "Supplemental information", the Company and its consolidated subsidiaries have prepared its consolidated financial statements for the year ended September 30, 2001 applying the accounting standards for financial instruments and the revised accounting standards for foreign currency translation

1     Consolidated Financial Statements

(1) Consolidated financial statements

A. Consolidated balance sheet

                                                              (Thousands of yen)
--------------------------------------------------------------------------------
                             Fiscal Year              Prior Fiscal Year
   Accounts                  -----------          (As of September 30, 2001)
   --------                                  -----------------------------------
                                                     Amounts              Ratio
                                             -------------------------    ------
                                                                            %
                   (Assets)
I   Current assets
    1 Cash on hand and in banks                            14,485,802
    2 Accounts receivable-trade                                59,262
    3 Securities                                              370,936
    4 Other current assets                                    388,761
    5 Allowance for doubtful account                           (6,906)
                                                           ----------
            Total current assets                           15,297,857     96.7
II  Fixed assets
    1 Property and equipment
        (1) Buildings                         62,571
            Accumulated depreciation          10,859           51,712
                                             -------
        (2) Equipment                        496,969
            Accumulated depreciation         152,762          344,206
                                             -------       ----------
            Total property and equipment                      395,918      2.5
    2 Intangible fixed assets                                  28,932      0.2
    3 Investments and others
        (1) Investments securities                             33,250
        (2) Claims in bankruptcy                              254,000
        (3) Others                                             64,248
        (4) Allowance for doubtful accounts                  (254,000)
                                                           ----------
            Total investments and others                       97,498      0.6
                                                           ----------
            Total fixed assets                                522,349      3.3
                                                           ----------
            Total assets                                   15,820,206    100.0
                                                           ==========

                       Fiscal Year               Prior Fiscal Year
   Accounts            -----------           (As of September 30, 2001)
   --------                             -----------------------------------
                                                 Amounts              Ratio
                                        ------------------------      -----
                                                                        %
                     (Liabilities)
  I   Current liabilities
      1 Accounts payable-trade                          18,397
      2 Account payable-other                          195,869
      3 Income taxes payable                             3,274
      4 Others                                          52,135
                                                    ----------
          Total current liabilities                    269,676        1.7
 II   Long-term liabilities
      1 Allowance for retirement
        benefit for directors                            1,952
                                                    ----------
        Total long-term liabilities                      1,952        0.0
                                                    ----------
        Total liabilities                              271,629        1.7

               (Minority interests)
        Minority interests                             145,919        0.9

              (Shareholders' Equity)
  I   Common Stock                                   8,058,075       50.9
 II   Additional paid-in capital                    19,414,237      122.7
                                                    ----------
                                                    27,472,312
III   Accumulated deficit                           12,069,654      (76.3)
                                                    ----------
      Total shareholders' equity                    15,402,657       97.4
                                                    ----------
      Total liabilities, minority
      interests and shareholders'
      equity                                        15,820,206      100.0
                                                    ==========

B     Consolidated statement of operations

                                                              (Thousands of yen)
--------------------------------------------------------------------------------
                                                                  Prior Fiscal Year
                                              Fiscal Year   [    From: October 1, 2000  ]
                                              -----------   [   To: September 30, 2001  ]
    Accounts                                               --------------------------------
    --------                                                      Amounts             Ratio
                                                           ----------------------     -----
                                                                                         %
I   Net Sales                                                           5,416,939      100.0
II  Cost of Sales                                                       2,842,794       52.5
                                                                        ---------
       Gross profit                                                     2,574,145       47.5
III Selling, general and                          *1                    4,751,198       87.7
    administrative expense                        *2                    ---------
       Operating loss                                                   2,177,052      (40.2)
IV  Non-operating income
    1 Interest income                                         32,658
    2 Exchange gain                                           25,989
    3 Others                                                  23,882       82,530        1.5
                                                           ---------
V   Non-operating expenses
    1 Interest on bonds                                        1,171
    2 Litigation related expenses                            150,210
    3 Miscellaneous expenses                                  22,768
    4 Provision for doubtful accounts                         35,000
    5 Others                                                     849      210,000        3.9
                                                           ---------    ---------
      Ordinary loss                                                     2,304,522      (42.5)
VI  Special losses
    1  Loss on sale of property and               *3         106,185
       equipment
    2  Loss on disposal of property               *4         280,576
       and equipment
    3  Loss on sale of investment securities                 186,000
    4  Amortization of goodwill                              339,203
    5  Loss on cancellation of contracts          *5       6,062,428
    6  Provision for doubtful accounts                       219,000
    7  Others                                     *6         305,695    7,499,090      138.4
                                                           ---------    ---------
      Income before income taxes                                        9,803,612     (181.0)
   Corporate, inhabitants and                                               4,171        0.1
   enterprise taxes
   Minority interests in net loss                                          79,761        1.5
                                                                        ---------
        Net loss                                                        9,728,022     (179.6)
                                                                        =========

C     Consolidated statement of retained earnings

                                                              (Thousands of yen)

                      Fiscal Year              Prior Fiscal Year
    Accounts                             [  From: October 1, 2000   ]
                                         [  To: September 30, 2001  ]
                                         ----------------------------
                                                  Amounts
                                                  -------
  I Accumulated deficit at the
    beginning of the year                       2,341,631
 II Net loss                                    9,728,022
                                               ----------
III Accumulated deficit at the
    end of the year                            12,069,654
                                               ==========

D     Consolidated statement of cash flows

                                                              (Thousands of yen)
                                                              ------------------


                                    Fiscal Year                Prior Fiscal Year
                                    -----------           [   From: October 1, 2000  ]
             Accounts                                     [  To: September 30, 2001  ]
             --------                                     ----------------------------
                                                                     Amounts
                                                                     -------
I Cash flows from operating activities
  1 Net loss before income taxes                                   (9,803,612)
  2 Depreciation and amortization                                     228,961
  3 Amortization of goodwill                                          399,062
  4 Increase in allowance for doubtful accounts                       259,916
  5 Loss on sales of investment securities                            186,000
  6 Interest income                                                   (12,553)
  7 Interest expenses                                                     910
  8 Amortization of bond discount                                         158
  9 Loss on sales of property and equipment                           106,185
  10 Loss on disposal of property and equipment                       220,612
  11 Loss on disposal of intangible fixed assets                       59,963
  12 Increase in accounts receivable                                  (31,869)
  13 Decrease in other assets                                         739,034
  14 Decrease in accounts payable                                    (127,913)
  15 Decrease in other liabilities                                   (280,740)
                                                                   ----------
         Subtotal                                                  (8,055,882)
  16 Interest received                                                  8,556
  17 Interest paid                                                       (910)
  18 Income taxes paid                                                 (4,118)
                                                                   ----------
     Net cash used in operating activities                         (8,052,355)
II Cash flows from financing activities
  1 Refunding of time deposit                                         750,000
  2 Purchase of investment securities                                (197,000)
  3 Proceeds from sale of investment securities                         1,900
                                                                   ----------


                                                                          Prior Fiscal Year
                                         Fiscal Year                 [  From: October 1, 2000   ]
    Accounts                             ----------                  [  To: September 30, 2001  ]
    --------                                                         ----------------------------
                                                                                Amounts
                                                                                -------
    4 Purchase of property and equipment                                         (512,462)
    5 Proceeds from sales of property and equipment                                 3,254
    6 Purchase of intangible fixed assets                                         (35,945)
    7 Acquisition of shares of a consolidated subsidiary                         (217,700)
    8 Increase in other investments                                              (254,000)
    9 Decrease in other investments                                               178,351
                                                                              -----------
      Net cash used in investing activities                                      (283,602)
III Cash flows from financing activities
    1 Redemption of bonds                                                         (37,500)
    2 Proceeds from issuance of new shares of common stock                         13,187
                                                                              -----------
    Net cash used in financing activities                                         (24,312)
                                                                              -----------
 IV Net decrease in cash and cash equivalents                                  (8,360,271)
  V Cash and cash equivalents at the beginning of the year                     23,017,010
                                                                              -----------
 VI Cash and cash equivalents at the end of the year                           14,656,739
                                                                              -----------

   Significant accounting policies

                                Prior Fiscal Year
                              From: October 1, 2000
                             To: September 30, 2001

1. Scope of consolidation
     All subsidiaries are consolidated
     Number of consolidated subsidiaries    One Company
     Name of consolidated company
     Intranets Kabushiki Kaisha
2. Application of equity methods
   There is no applicable affiliate

3. Accounting period of a consolidated subsidiary
      The fiscal year of a consolidated subsidiary ends at July 31.
      For the purpose to prepare consolidated financial statements, the consolidated subsidiary closed books of accounts as of September 30, 2001.
4. Significant accounting policies
 (1) Basis and methods of valuation for assets
     Securities
       Other securities
         Non-marketable securities: Stated at cost as determined by the average method
 (2) Depreciation and amortization of fixed assets
     a) Property and equipment
        Depreciation of property and equipment is calculated by the declining balance method based on the estimated useful life and the residual value stipulated in corporate income tax law.
     b) Intangible fixed assets
        Software used for the Company's operation is amortized by the straight-line method over the estimated useful life of 5 years.
 (3) Basis of Allowances:
     a) Allowance for doubtful accounts
        Allowance for doubtful accounts is provided based on past experience for normal receivables and on an estimate of the collectibility of receivables from companies in financial difficulty.
     b) Allowance for retirement benefit for directors
        For the purpose to provide retirement benefits for directors in a consolidated subsidiary, necessary payment at the end of consolidated fiscal year based upon internal regulation is stated.
 (4) Leases
        Noncancelable lease transactions are primarily accounted for as operating leases except that lease agreements which stipulate the transfer of ownership of the leased assets to the lessee are accounted for as finance leases.
 (5) Hedge accounting
     a) Deferred hedge accounting is adapted.
     b) Hedging instruments and hedged items
        Hedge instruments:
        Forward exchange contracts
        Hedged items:
        Accounts payable denominated in foreign currency
     c) Hedging policy
        For the purpose to reduce exposures to fluctuations in foreign exchange rates, the Company utilizes forward exchange contracts.
     d) Evaluation of hedge effectiveness
        Accounting department assesses effectiveness of hedging, pursuant to approval by Chief Financial Officer, and another officer.
 (6) Other
     Consumption taxes are excluded from transaction amounts.

                         Prior Consolidated Fiscal Year
                            [ From: October 1, 2000 ]
                           [ To: September 30, 2001 ]

5.    Valuation for assets and liabilities of consolidated subsidiary

      Valuation of assets and liabilities of consolidated subsidiaries are stated at fair value.

6.    Amortization of goodwill

      Goodwill was amortized with the straight-line method over 5 years. However, after reviewing its overall group company synergy with a consolidated subsidiary, the Company determined that it could not expect positive synergistic value in operation. As a result, goodwill was amortized in a lump.

7.    Appropriation of retained earnings

      Consolidated statement of retained earnings is formed based on accumulated deficits and net loss for the prior consolidated fiscal year.

8.    Cash and cash equivalents in the consolidated statement of cash flows

      Cash and cash equivalents consist of cash on hand, cash in banks which can be withdrawn at any time and short-term investment with a maturity of three months or less which can easily be converted to cash and are subject to little risk of change in value.

Notes to consolidated financial statements

      (For consolidated statement of operations)

                         Prior Consolidated Fiscal Year
                            [ From: October 1, 2000 ]
                           [ To: September 30, 2001 ]

*1 Major items of selling, general and administrative expenses are as follows:

              Salaries                                                  588,039 thousand yen
              Sales commissions expense                                 663,721 thousand yen
              Commissions expense                                       708,147 thousand yen
              Research and development expense                        1,014,773 thousand yen
              Allowance for doubtful accounts                             6,809 thousand yen
              Allowance for retirement benefit for directors              1,952 thousand yen

*2 Research and development expenses incduing in sales, general and administrative expenses are 1,014,773 thousand yen.

*3    Loss on sales of property and equipment is as follows:

            Equipment                                                   106,185 thousand yen

*4    Loss on disposal of property and equipment is as follows:

            Equipment                                                   154,206 thousand yen
            Software                                                     59,963 thousand yen
            Others                                                       67,139 thousand yen

*5    Cancellation of contracts is as follows:

            Cancellation of marketing contract with Hikari Tsushin    3,500,000 thousand yen
            Cancellation of server leasing contract with IBJ
              Leasing Co., Ltd.                                       2,330,000 thousand yen
            Others                                                      232,428 thousand yen

*6 Others in special loss of 305,695 thousand represent restructuring expenses in connection with withdrawal from unprofitable operations.

      (For consolidated statement of cash flows)

                         Prior Consolidated Fiscal Year
                              From: October 1, 2000
                              To: September 30, 2001

(1) The relation between the balance of cash and cash equivalents at end of the prior fiscal year and amount of items inserted in balance sheet

            Cash on hand and in banks                                 14,485,802 thousand yen
            Time deposit with maturities of more than
            three months                                                (200,000) thousand yen
            Securities                                                   370,936 thousand yen
                                                                      ----------
            Cash and cash equivalents                                 14,656,739 thousand yen
                                                                      ==========

(2) Summary of assets and liabilities of a Company which became a consolidated subsidiary by acquisition of the shares

      The following is a summary of assets and liabilities of Intranets K.K. at the beginning of consolidation in accordance with acquisition of the shares and relevant price of acquisition for the shares and outflow of cash (net amount) for acquiring the company:

            Current assets                                               401,944 thousand yen
            Fixed assets                                                  80,759 thousand yen
            Goodwill                                                     399,062 thousand yen
            Current liabilities                                          (56,085) thousand yen
            Minority interests                                          (225,681) thousand yen
            Acquisition price for Intranets' shares                      600,000 thousand yen
            Cash and cash equivalents of Intranets                      (382,299) thousand yen
                                                                      ----------
            Net: Outflow of acquiring for Intranets                      217,700 thousand yen
                                                                      ==========


(For lease)

                         Prior Consolidated Fiscal Year
                              From: October 1, 2000
                             To: September 30, 2001

Finance lease transactions except for those lease agreements which stipulates the transfer of ownership of the leased assets to the lessee.

1. Equivalent of the acquisition costs, accumulated depreciation and net book value of the leased assets were as follows:

      There are no significant transactions to be disclosed

2.    Equivalent of future minimum lease payments subsequent to September 30,
      2001

      There are no significant information to be disclosed

3. Lease payments, equivalent of amortization expense of leased assets and equivalent of the interest expense included in the lease payments are shown below:

            Lease payments                                               663,750 thousand yen
            Amortization equivalent                                      608,479 thousand yen
            Interest expense equivalent                                   90,004 thousand yen

4.    Method to calculate amortization expense equivalent

      Amortization expense equivalent of leased assets is calculated by the straight-line method over the respective lease terms with the residual value of zero.

5.    Method to calculate interest expense equivalent

      The interest expense equivalent of the lease obligations is calculated as the difference between the aggregate lease payments during the lease term and the acquisition costs of leased property. Interest expense equivalent is allocated to each period by the interest method over each respective lease term.

(For securities)

Prior consolidated fiscal year (From Oct. 1, 2000 to Sep. 30, 2001)

      1.    Other securities sold during the prior consolidated fiscal year

              Sales proceeds      Total gain         Total loss
              --------------      ----------         ----------
            9,650 thousand yen            --    186,000 thousand yen

      2. Carrying value of major securities where fair value is not available is as follows:

                                                     (as of September 30, 2001)

                                                                      Amounts stated in
                Category                                         consolidated balance sheet
                --------                                         --------------------------
      Other securities
        Private securities (excluding over the counter)              33,250 thousand yen
        MMF                                                         170,221 thousand yen
        FFF                                                         200,714 thousand yen

(For derivative transactions)

1.    Derivative transactions

                         Prior Consolidated Fiscal Year
                              From: October 1, 2000
                              To: September 30, 2001

      a)    Transaction

            The Company utilizes forward exchange contract.

      b)    Policy

            For the purpose to reduce exposures to fluctuations in foreign exchange rates, the Company utilizes forward exchange contracts. The Company does not utilize derivative for speculation purpose.

      c)    Purpose

            The purpose of using forward exchange contracts is to reduce exposures to fluctuations in foreign exchange rate in relation to accounts receivable and accounts payable denominated in foreign currency.

      d)    Description of risks relating to derivative transactions

            There is the risk of foreign currency exchange fluctuations on currency transactions. The Company believes that there is little credit risk in the event of nonperformance by the counterparties to its derivative financial statement since it enters into derivative transactions with credible financial institutions.

      e)    Risk management for derivative contracts

            Accounting department implements and monitors derivative transactions, pursuant to approval by Chief Financial Officer, and another officer.

2.    Fair value of derivative transaction

      The note for derivative transaction is omitted as all derivative transactions are under the hedge accounting principle.

(Tax-effective accounting)

                  Prior Fiscal Year (as of September 30, 2001)

      1.    Significant components of deferred tax assets and liabilities

             (Deferred tax assets)
             a) Current assets
             Net operating loss carried forward                   4,932,153 thousand yen
             Allowance for doubtful accounts                          2,950 thousand yen
             Costs relating to restructuring                         11,453 thousand yen
             Others                                                   1,370 thousand yen
                                                                  ---------
                  Total                                           4,947,927 thousand yen
             b) Fixed assets
             Allowance for retirement benefit for
             directors                                                  821 thousand yen
                                                                  ---------
             Subtotal deferred tax assets                         4,948,748 thousand yen
             Valuation allowance                                 (4,948,748) thousand yen
                                                                  ---------
             Total deferred tax assets                                   -- thousand yen
                                                                  =========

      2. The reconciliation between the effective tax rates reflected in the consolidated financial statements and the statutory tax rate.

            Description hereto is omitted due to recording net loss before income tax for the prior consolidated fiscal year.

(Segment information)

1.    Business segment information

      Prior fiscal year (From October 1, 2000 to September 30, 2001)

      Description hereto is omitted due to the fact that "hosting services" consists of more than 90% of net sales, operating profit and assets of all segments.

2.    Geographical segment information

      Prior fiscal year (From October 1, 2000 to September 30, 2001)

      There will be no applicable due to no consolidated subsidiaries in other countries except Japan.

3.    Overseas sales

      Prior fiscal year (From October 1, 2000 to September 30, 2001)

      There will be no applicable due to no overseas sales.

(Transactions with related parities)
  Prior fiscal year (From October 1, 2000 to September 30, 2001)
    Parent company and major shareholders.

                                                                                                                  (Thousands of yen)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Relation with Crayfish
                                                                           Co., Ltd.
                                                                           ---------
                                                                     Additional
                                                       Possession     position                 Descrip-                      Balance
                                                        of voting      for                      tion        Amount           at the
                                                          rights     directors                   of        paid for          end of
                                Common     Business     (Owned by      and       Relation in    trans-      trans-           Fiscal
Relation   Name     Address     Stock    Description   third party)   others      operation    actions     actions    Item    Year
------------------------------------------------------------------------------------------------------------------------------------
Parent   Hikari    Chiyoda-ku 41,828,693 Information   (Owned by       Five      Outsourcing  Outsourcing   656,949 Out-       --
company  Tsushin., Tokyo                 communication third         officers    marketing    marketing             sourcing
         Inc.                            service       party)                    and sales    and sales             fees
                                         industry      Directly                  operation    operation
                                                       67.0%                     for          for
                                                       Indirectly                DESKWING     DESKWING
                                                       0.4%

                                                                                              Termination 3,500,000 Cancel-    --
                                                                                              of                    lation
                                                                                              marketing             fees
                                                                                              contract

(Note)  1  The conditions of transactions and the policy to determine the conditions are as follows: They are based on the marketing contract formed in May 1, 1998 and all related contracts.

           The marketing contract was terminated in November 1, 2000.

(Note)  2  The amount shown above excludes consumption taxes.

(Amounts per share)

                         Prior Consolidated Fiscal Year
                              From: October 1, 2000
                              To: September 30, 2001

         Net assets per share                                   1,502,844.91 Yen
         Net loss per share                                       953,167.04 Yen

Although the Company issued bonds with warrant, diluted net income per share is not stated due to recording net loss for the prior fiscal year.

(Significant subsequent event)

     Prior Consolidated Fiscal Year (From October 1, 2000 to September 30, 2001)

        Not applicable

     (5) Consolidated supplemental schedules.

         a  Schedule of bonds payable

            There will be no applicable since all bonds were redeemed during the prior consolidated fiscal year.

         b  Schedule of borrowings

        Not applicable

     (2) Others

            Litigation

            Description hereto is omitted since it is stated in Financial Statement (3) Others

                                  AUDIT REPORT

                                                               December 21, 2001


Crayfish Co., Ltd.

President and Representative Director  Shenqiu Liu

                         Sanyu & Co.
                         Representative and Engagement Partner: Jun Sugita Representative and Engagement Partner: Yoshinori Kawano

                         Nakachi & Co.
                         Representative and Engagement Partner: Kazuhiro Ando Engagement Partner: Taku Hirata

      Pursuant to Article 193-2 of "Securities and Exchange Law", we have audited the financial statements of Crayfish Co., Ltd. (the "Company") including the Company's balance sheet, statement of operations, statement of deficits, statement of cash flows and supplemental schedules thereto, as reported in the "Financial information" for the Company's 6th fiscal year from October 1, 2000 to September 30, 2001.

      Our audit was made in accordance with generally accepted auditing standards and all relevant auditing procedures were carried out as are normally required.

      As a result of our audit procedures, it is our opinion that the accounting policies and accounting treatments adopted by the Company in the preparation of the financial statements referred to above are in accordance with generally accepted accounting principles, and that the presentation of the financial statements is in conformity with "Regulations Concerning the Terminology, Forms and Preparation methods of the Financial Statements" (Ministry of Finance Ordinance No. 59).

      Accordingly, it is our opinion that the aforementioned financial statements of the Company present fairly their financial position as of September 30, 2001, and the results of their operations and their cash flows for the year then ended.

      We have no interest in the Company that should be disclosed pursuant to the provisions of the Certified Public Accountant Law.

(Note) As described in the notes under for "Supplemental information", the Company prepared its financial statements for the year ended September 30, 2001 applying the accounting standards for financial instruments and the revised accounting standards for foreign currency translation.

                                  AUDIT REPORT

                                                               December 20, 2002

Crayfish Co., Ltd.

President and Representative Director  Kazuhiko Muraki

                         Sanyu & Co.
                         Representative and Engagement Partner: Jun Sugita Representative and Engagement Partner: Yoshinori Kawano

                         Nakachi & Co.
                         Representative and Engagement Partner: Kazuhiro Ando Representative Partner Engagement Partner: Taku Hirata

      Pursuant to Article 193-2 of "Securities and Exchange Law", we have audited the financial statements of Crayfish Co., Ltd. (the "Company") including the Company's balance sheet, statement of operations, statement of retained earnings, statement of cash flows and supplemental schedules thereto, as reported in the "Financial information" for the Company's 7th fiscal year from October 1, 2001 to September 30, 2002.

      Our audit was made in accordance with generally accepted auditing standards and all relevant auditing procedures were carried out as are normally required.

      As a result of our audit procedures, it is our opinion that the accounting policies and accounting treatments adopted by the Company in the preparation of the financial statements referred to above are in accordance with generally accepted accounting principles, and that the presentation of the financial statements is in conformity with "Regulations Concerning the Terminology, Forms and Preparation methods of the Financial Statements" (Ministry of Finance Ordinance No. 59).

      Accordingly, it is our opinion that the aforementioned financial statements of the Company present fairly their financial position as of September 30, 2002, and the results of their operations and their cash flows for the year then ended.

      We have no interest in the Company that should be disclosed pursuant to the provisions of the Certified Public Accountant Law.

2. Financial Statements

   (1) Financial Statements
     a) Balance Sheets

                                                                                                        (Thousands of yen)
--------------------------------------------------------------------------------------------------------------------------------
                                       Fiscal Year                Prior Fiscal Year                      Current Fiscal Year
     Accounts                                                 (As of September 30, 2001)             (As of September 30, 2002)
                                                              --------------------------            --------------------------
                                                                Amounts        Ratio                  Amounts             Ratio
-------------------------------------------------------------------------------------------------------------------------------

                     (Assets)                                                    %                                         %
I       Current assets

      1. Cash on hands and in banks                           14,428,484                          16,411,288
      2. Accounts receivable-trade                                37,575                              22,898
      3. Securities                                              200,714                             200,787
      4. Supplies                                                     24                                  43
      5. Advanced payments                                           721                               7,336
      6. Prepaid expenses                                         59,745                              12,956
      7. Accounts receivable-other                               199,696                              62,081
      8. Uncollectable consumption taxes                         113,605                                   -
      9. Others                                                    9,540                               1,915
     10. Allowance for doubtful accounts                         (6,860)                             (10,028)
     ---                                                         ------                              -------
         Total current assets                                 15,043,248       96.3               16,709,279             98.7
II      Fixed assets
      1.  Property and equipment

       (1) Buildings                             52,818                                   6,334
           Accumulated depreciation               8,586           44,231                    663        5,670
                                                  -----                                 -------
       (2) Equipment                            417,863                                 397,544
           Accumulated depreciation             121,064          296,799                226,394      171,149
                                                -------          -------                -------      -------
         Total property and equipment                            341,031        2.2                  176,819             1.0
      2. Intangible fixed assets

       (1) Software                                               20,938                              16,027
       (2) Telephone subscription rights                           2,867                               2,867
       --                                                          -----                               -----
         Total intangible fixed assets                            23,806        0.2                   18,894             0.1
      3. Investments and others

       (1)  Investment securities                                 33,250                                   1
       (2)  Investment in an affiliate                           128,000                                   -
       (3)  Claims in bankruptcy                                 254,000                             260,844
       (4)  Guaranty deposits                                     55,636                              29,381
       (5)  Allowance for doubtful                             (254,000)                            (260,844)
            accounts                                           --------                             --------


         Total investments and others                            216,886        1.4                   29,382            0.2
                                                                 -------                              ------
         Total fixed assets                                      581,723        3.7                  225,096            1.3
                                                                 -------                             -------
         Total assets                                         15,624,971      100.0               16,934,376          100.0
                                                              ==========                          ==========

                                                                                                             (Thousands of yen)
---------------------------------------------------------------------------------------------------------------------------
                                 Fiscal Year                      Prior Fiscal Year                      Current Fiscal Year
                                                              (As of September 30, 2001)            (As of September 30, 2002)
                                                              --------------------------            --------------------------
Accounts                                                         Amounts         Ratio                    Amounts     Ratio
---------------------------------------------------------------------------------------------------------------------------
                                                                                  %                                   %
                  (Liabilities)
I       Current liabilities

      1. Accounts payable-trade                                   16,377                               48,925
      2. Accounts payable-other                                  164,955                               34,345
      3. Accrued expenses                                         19,804                                  389
      4. Income taxes payable                                      2,984                                3,653
      5. Consumption tax payable                                       -                               88,818
      6. Advance received                                          1,126                                  827
      7. Deposit received                                         10,548                                  946
      8. Allowance for accrued bonus                                   -                                7,014
      9. Stock purchase warrants                                   8,437                                8,437
     10. Others                                                        -                                  102
                                                                 -------                              -------
         Total current liabilities:                              224,234        1.4                   193,460       1.1
                                                                 -------                              -------
         Total liabilities                                       224,234        1.4                   193,460       1.1
                                                                 -------                              -------
             (Shareholders' Equity)
I       Common stock                *1                         8,058,075       51.6                 8,060,325      47.6
II      Additional paid-in          *2                        19,414,237      124.3                 7,342,661      43.3
        capital

III     Legal reserves              *2                         180              0.0                         -         -
IV      Other capital surplus
        (shortage)
      1. Retained earning or                                (12,071,755)                            1,337,929
         (Net loss)
          Total other capital surplus                       (12,071,755)      (77.3)                1,337,929       7.9
          (total shortage)                                  -----------                             ---------
         Total shareholders' equity                          15,400,736        98.6                16,740,916      98.9
                                                            -----------                             ---------
          Total liabilities and                              15,624,971       100.0                16,934,376     100.0
           shareholders' equity                             ===========                            ==========

b) Statements of operations

                                                                                                  (Thousands of yen)
--------------------------------------------------------------------------------------------------------------------------
                 Fiscal Year                                 Prior Fiscal Year                    Current Fiscal Year
                                                          [ From: October 1, 2000]              [ From October 1, 2001]
                                                          [To: September 30, 2001]              [To: September 30, 2002]
                                                          ------------------------              ------------------------
     Accounts
                                                          Amounts             Ratio            Amounts              Ratio
--------------------------------------------------------------------------------------------------------------------------
                                                                                 %                                     %
  I Net Sales
    1 Hosting services                           5,329,766                             2,935,878
    2 System development                             7,054                                     -
    3 Others                                           228      5,337,048   100.0          3,929     2,939,808    100.0
                                                 ---------      ---------               --------     ---------
  II Cost of Sales

    1 Hosting services                           2,830,798                               626,383
    2 System development                            10,071                                     -
    3 Others                                             -      2,840,870    53.2          3,881       630,264     21.4
                                                 ---------      ---------               --------     ---------
        Gross Profit                                            2,496,178    46.8                    2,309,544     78.6
  III  Selling, general and
       administrative expense
    1 Outsourcing expense                          663,721                                   348
    2 Sales promotion expense                      233,051                                     -
    3 Advertising expense                          117,883                                 3,220
    4 Write-off of receivables                           -                                41,181
    5 Provision for doubtful account                 6,809                                 1,286
    6 Director compensation                        120,136                                57,020
    7 Salaries                                     530,347                               188,766
    8 Legal welfare expense                         75,639                                32,623
    9 Bonus                                        132,468                                33,768
    10 Allowance for accrued bonus                       -                                 6,140
    11 Recruiting expense                          191,636                                 5,143
    12 Transportation expense                       75,520                                 2,818
    13 Commission paid                             705,808                               164,877
    14 Rent                                        123,173                                32,229
    15 Depreciation                                 73,692                                48,201
    16 Research and development  *1              1,014,773                                51,031
    17 Others                                      398,107      4,462,770    83.6        134,937       803,594     27.4
                                                 ---------      ---------               --------     ---------
        Operating Profit (Loss)                                (1,966,591)  (36.8)                   1,505,949     51.2

                                                                                                        (Thousands of yen)
-------------------------------------------------------------------------------------------------------------------------------
                              Fiscal Year                        Prior Fiscal Year                    Current Fiscal Year
                                                              [From: October 1, 2000]                [From October 1, 2001]
                                                              [To: September 30, 2001]              [To: September 30, 2002]
                                                              ------------------------              ------------------------
     Accounts                                                    Amounts            Ratio              Amounts            Ratio
-------------------------------------------------------------------------------------------------------------------------------
                                                                                        %                                    %
  IV Non-operating Income

    1 Interest income                                       14,910                                2,592
    2 Interest on securities                                 1,703                                   90
    3 Interest on loans                                     15,625                                    5
    4 Exchange gain                                         26,246                                    -
    5  Miscellaneous income                                 23,849        82,335      1.5           399          3,088     0.1
                                                          --------                              -------
  V Non-operating Expense

    1 Interest on bond                                       1,171                                    -
    2 Amortization of bond discount                            158                                    -
    3 Allowance for doubtful account                        35,000                                8,725
    4 Depreciation expense                                       -                               27,109
    5 Exchange loss                                              -                                3,356
    6 Litigation related expenses                          150,210                               23,844
    7 Miscellaneous expenses                                23,459       210,000      3.9           157         63,192     2.1
                                                          --------    ----------                -------      ---------
        Ordinary Profit (Loss)                                        (2,094,256)   (39.2)                   1,445,845    49.2
  VI Special Income
    1 Gain on sale of property and equipment  *2                 -                                  956
    2 Gain on sale of investment securities                      -                                9,975
    3 Gain on retirement of securities                           -             -      0.0        74,676         85,607     2.9
                                                          --------                              -------
  VII Special losses

    1 Loss on sale of property and equipment  *3           106,185                                2,366
    2 Loss on disposal of property and        *4           280,576                              112,358
      equipment

    3 Loss on sale of investment securities                186,000                                    -
    4 Loss on devaluation of investment in an              472,000                                    -
      affiliate

    5 Allowance for doubtful accounts                      219,000                                    -
    6 Loss on cancellation of contracts        *5        6,062,428                               28,632
    7 Loss on retirement of securities                           -                               42,656
    8 Others                                   *6          305,695     7,631,886    143.0         3,711        189,724     6.5
                                                          --------    ----------                -------      --------
          Income (Loss) before income taxes                           (9,726,143)  (182.2)                   1,341,729    45.6

                                                                                                    (Thousands of yen)
----------------------------------------------------------------------------------------------------------------------
              Fiscal Year                                 Prior Fiscal Year                      Current Fiscal Year
                                                       [From: October 1, 2000]                  [From October 1, 2001]
                                                       [To: September 30, 2001]                [To: September 30, 2002]
                                                       ------------------------                ------------------------
     Accounts
                                                     Amounts               Ratio                      Amounts    Ratio
-----------------------------------------------------------------------------------------------------------------------
                                                                                %                                    %
        Corporate, inhabitant and
        enterprise taxes                                        3,800         0.1                        3,800     0.1
                                                          -----------                                ---------
        Net income (loss)                                  (9,729,943)     (182.3)                   1,337,929     45.5
        Accumulated deficit at the                          2,341,811                                        -
        beginning of the year                             -----------                                ---------


        Retained earnings
        (accumulated deficit) at the
        of the of the year  end                           (12,071,755)                               1,337,929
                                                          ===========                                =========

Schedules of cost of sales

        A. Schedules of cost of sales for hosting services

                                                                                            (Thousands of yen)
--------------------------------------------------------------------------------------------------------------------
                 Fiscal Year                          Prior Fiscal Year                     Current Fiscal Year
                                                   [From: October 1, 2000]                 [From October 1, 2001]
                                                   [To: September 30, 2001]               [To: September 30, 2002]
                                                   ------------------------               ------------------------
     Accounts
                                                      Amounts             Ratio             Amounts            Ratio
--------------------------------------------------------------------------------------------------------------------
                                                                               %                                    %
  I   Material costs                                           132,231      4.7                       77,449    12.3
  II  Labor costs
    1 Salary                                     224,226                               50,561
    2 Bonus                                       45,864                                9,254
    3 Allowance for Bonus                              -                                  874
    4 Others                                     105,875       375,966     13.3        15,835         76,525    12.2
                                                --------                              -------
  III Outsourcing cost for operation                           641,351     22.7                      133,594    21.3
  IV  Other cost

    1 Domain related expense                     320,279                               93,183
    2 Sever maintenance expense                  275,776                                  110
    3 Rent                                       598,168                                  266
    4 Depreciation expense                        82,114                               37,555
    5 Outsourcing expense for  part                    -                               39,005
      of operation
    6 Maintenance and administrative             240,002                              142,175
      expense

    7 Other expense                              164,906     1,681,248     59.4        26,516        338,813    54.0
                                                --------     --------                  ------        -------
    Cost of sales for hosting                                2,830,798    100.0                      626,383   100.0
    business


      (Method of cost calculation)


The Company's calculation for cost of sales is actual costing based on specific identification method.

B Schedules of cost of sales for system development

                                                                                          (Thousands of yen)
------------------------------------------------------------------------------------------------------------------
                          Fiscal Year                Prior Fiscal Year                     Current Fiscal Year
                                                  [From: October 1, 2000]                 [From October 1, 2001]
                                                  [To: September 30, 2001]               [To: September 30, 2002]
                                                  ------------------------               ------------------------
     Accounts
                                                   Amounts            Ratio             Amounts             Ratio
------------------------------------------------------------------------------------------------------------------
                                                                           %                                     %
  I Material cost                                                 -       -                            -        -
  II Labor cost
    1 Salary                                   2,749                                      -
    2 Bonus                                      921                                      -
    3 Others                                     857          4,527    45.0               -            -        -
                                             -------                                    ---
  III Outsourcing cost for                                    3,297    32.8                            -        -
       operation
  IV Other cost

    1 Depreciation expense                       606                                      -
    2 Other                                    1,629          2,235    22.2               -             -        -
                                             -------        -------                     ---           ---
      Total manufacturing cost                               10,060   100.0                             -        -
      Work in process at the                                     11                                     -
      beginning of the year
       Work in process at the                                     -                                     -
       end of the year
                                                            -------                                   ---
Cost of sales for system
development                                                  10,071                                     -



     (Method of cost calculation)


          The Company's calculation for cost of sales is actual costing based on specific identification method.

        C Schedules of cost of sales for others

                                                                                            (Thousands of yen)
-----------------------------------------------------------------------------------------------------------------
                          Fiscal Year               Prior Fiscal Year                     Current Fiscal Year
                                                 [From: October 1, 2000]                 [From October 1, 2001]
                                                 [To: September 30, 2001]               [To: September 30, 2002]
                                                 ------------------------               ------------------------
     Accounts

                                                       Amounts          Ratio             Amounts           Ratio
-----------------------------------------------------------------------------------------------------------------
                                                                           %                                    %
    Work in process at the                         -                                     -
    beginning of the year
    Goods purchased for the year                   -                                 3,881
                                                ----                                 -----
                 Total                             -                                 3,881
    Work in process at the end of                  -              -       -              -         3,881    100.0
    the year                                   -----           ----                  -----        ------

    Cost of sales for others                                      -       -                        3,881    100.0

c) Statement of cash flows

     Consolidated statement of cash flows for the prior consolidated fiscal year is stated in consolidated financial statement.

                                                                                           (Thousands of yen)
----------------------------------------------------------------------------------------------------------------
                                                                   Fiscal Year            Current Fiscal Year
                                                                                         [From October 1, 2001]
                   Accounts                                                             [To: September 30, 2002]
                                                                                        ------------------------
                                                                                                Amounts
----------------------------------------------------------------------------------------------------------------
              I Cash flows from operating activities
                    1.  Net income before income taxes                                            1,341,729
                    2.  Depreciation and amortization                                               120,025
                    3.  Amortization for security deposit                                               476
                    4.  Allowance for doubtful accounts                                              10,012
                    5.  Allowance for Bonus                                                           7,014
                    6.  Interests and dividends                                                      (2,688)
                    7.  Gain on sale of securities                                                   (9,975)
                    8.  Gain on retirement of securities                                            (74,676)
                    9.  Gain on sales of property and equipment                                        (956)
                   10.  Loss on sales of property and equipment                                       2,366
                   11.  Loss on disposal of property and equipment                                  112,358
                   12.  Loss on retirement of securities                                             42,656
                   13.  Decrease in accounts receivable - trade                                      14,676
                   14.  Decrease in accounts receivable - others                                    139,079
                   15.  Decrease in other assets                                                    174,356
                   16.  Increase in accounts payable                                                 32,547
                   17.  Decrease in other liabilities                                               (71,005)
                                                                                                  ---------
                           Sub total                                                              1,837,997
                   18.  Interest and dividends received                                               2,446
                   19.  Income taxes paid                                                              (530)
                                                                                                  ---------
                        Net cash provided by operating activities                                 1,839,912

              II Cash flows from investing activities
                    1.  Refunding of time deposit                                                   215,000
                    2.  Deposit in time deposit                                                    (215,000)
                    3.  Purchase of securities                                                           (1)
                    4.  Proceed from sales of securities                                            203,245
                    5.  Purchase of property and equipment                                          (36,681)
                    6.  Proceed from sales of property and equipment                                  2,609
                    7.  Payment for other investing activities                                      (28,457)
                                                                                                  ---------
                        Net cash provided by investing activities                                   140,714

              III Cash flows from financing activities
                    1.  Proceeds from issuance of new shares                                          2,250
                                                                                                  ---------
                        Net cash provided by financing activities                                     2,250

                   Net increase in cash and cash equivalents                                      1,982,877
                   Cash and cash equivalents at the beginning of the year                        14,429,198
                                                                                                 ----------
                   Cash and cash equivalents at the end of the year                              16,412,076
                                                                                                 ==========

      d) Statements of retained earnings (deficit)


Statement of appropriation of deficit  Statement of appropriation of earnings

                                                                                             (Thousands of yen)
-----------------------------------------------------------------------------------------------------------------------
                            [  Prior Fiscal Year    ]                                       [Current Fiscal Year]
             Fiscal Year    [    Resolution of      ]                Fiscal Year                [Resolution of]
             -----------    [ shareholders' meeting ]                -----------            [shareholders' meeting]
                            [ on December 20, 2001  ]                                       [on December 20, 2002]
   Accounts                                                Accounts                   --------------------------------
   --------                         Amounts                --------                                Amounts
                                    -------                                                        -------
   I Accumulated deficit                 12,071,755         I Retained earning                             1,337,929
  II Disposition of loss                                   II Appropriation of
                                                              Retained earning

     Appropriation of              180
     legal reserve

     Appropriation of
     additional paid-in
     capital                12,071,575   12,071,755                                                               --
                            ----------   ----------                                                        ---------

 III Deficit brought                                      III Retained earning
     forward to the next                                      brought forward to
     fiscal year                                  0           the next fiscal year                         1,337,929
                                         ==========                                                        =========

Significant Accounting Policies

                 Fiscal Year                       Prior Fiscal Year                            Current Fiscal Year
                 -----------                   [ From October 1, 2000   ]                    [ From October 1, 2001   ]
     Items                                     [ To: September 30, 2001 ]                    [ To: September 30, 2002 ]
     -----                                       ----------------------                        ----------------------
1.   Basis and methods of           (1) Securities                                (1) Securities
     valuation of marketable            1) Securities for a subsidiary                  Other securities
     securities                            Cost method based on                           No market quotation
                                           weighted average method                          Same as in the left
                                        2) Other securities
                                           No market quotation
                                           Cost method based on weighted average
                                           method
2.   Basis and method of            (1) Work in process                           (1) Work in process
     inventory valuation                   Cost method based on specific                 Same as in the left
                                           identification method                  (2) Supplies
                                    (2) Supplies                                         Same as in the left
                                        Last purchase method
3.   Depreciation and               (1) Property and equipment:                   (1) Property and equipment:
     amortization of fixed assets       Declining balance method                         Same as in the left
                                        The estimated useful life and
                                        residual value are based upon the
                                        same criteria stipulated in the
                                        corporate income tax law.
                                    (2) Intangible fixed assets:                  (2) Intangible fixed assets
                                        Software used for the Company's                  Same as in the left
                                        operation is amortized by the
                                        straight-line method over the
                                        estimated useful life of 5 years.
4.   Method of treatment for        (1) Discount of bonds
     deferred assets                    Discount of bonds is amortized evenly         --
                                        over a period of its redemption.
5.   Method of standard for         (1) Allowance for doubtful accounts           (1) Allowance for doubtful accounts
     allowances                         Allowance for doubtful accounts                  Same as in the left
                                        is provided based on past
                                        experience for normal receivables
                                        and on an estimate of the
                                        collectibility of receivables
                                        from companies in financial
                                        difficulty.

                                                                                  (2) Allowance for bonus
                                                                                      Accrued bonus is provided for the
                                                                                      payment of employees' bonus based
                                                                                      on estimated amounts of future
                                                                                      payments attributed to the current
                                                                                      period.
                                                                                  (Additional information)
                                                                                      Due to the amendment of the
                                                                                      regulation of employee
                                                                                      compensations, it was unable to
                                                                                      determine the amount of unpaid
                                                                                      bonus at the end of this fiscal
                                                                                      year. As a result, amount of
                                                                                      unpaid bonus for the current
                                                                                      year is recorded. The amount of
                                                                                      unpaid bonus at the end of last
                                                                                      fiscal year included in account
                                                                                      payable - other was 19,804
                                                                                      thousand yen.

                 Fiscal Year                       Prior Fiscal Year                            Current Fiscal Year
                 -----------                   [ From October 1, 2000   ]                    [ From October 1, 2001   ]
     Items                                     [ To: September 30, 2001 ]                    [ To: September 30, 2002 ]
     -----                                       ----------------------                        ----------------------

6.   Leases                            Noncancelable lease transactions are                    --
                                       primarily accounted for as operating
                                       leases except that lease agreements
                                       which stipulate the transfer of
                                       ownership of the leased assets to
                                       the lessee are accounted for as
                                       finance leases.

7.   Hedge accounting                  (1) Hedge accounting                                   --
                                           Deferred hedge accounting is
                                           adopted for derivatives which
                                           qualify as hedges, under which
                                           unrealized gain or loss is
                                           deferred.
                                       (2) Hedging instruments and hedged
                                           items
                                           (Hedging instruments)
                                           Forward exchange contracts
                                           (Hedged items)
                                           Accounts payable denominated in
                                           foreign currency
                                       (3) Hedging policy
                                           For the purpose to reduce
                                           exposures to fluctuations in
                                           foreign exchange rates, forward
                                           exchange contracts is used.
                                       (4) Evaluation of hedge effectiveness
                                           Accounting department determines
                                           effectiveness of hedging, pursuant
                                           to approval by Chief Financial
                                           Officer, and another officer.
8.   Assets in statement of cash           --                                     Assets (cash and cash equivalent) in
     flows.                                                                       the statement of cash flows are based
                                                                                  on cash on hands, band deposit
                                                                                  withdrawn at any time, and short-term
                                                                                  investment with low risk, and with
                                                                                  maturity within three month after
                                                                                  acquisition of the securities.

9.   Others                                Accounting for consumption taxes       Accounting for consumption taxes
                                           Consumption taxes are excluded from    Same as in the left.
                                           transaction amounts.

Changes in presentations

                  Prior Fiscal Year                                         Current Fiscal Year
             [  From October 1, 2000  ]                                  [  From October 1, 2001  ]
             [ To: September 30, 2001 ]                                  [ To: September 30, 2002 ]
"Account payable for employees' bonus" was stated as        "Loss on doubtful account" is included in "Others" in
"Allowance for employees' bonus" until previous fiscal      selling, general and administrative expense until
years. However, since the bonus of employees are            previous fiscal years. However, since the amount of
determined at the end of the fiscal year and its payment    "Loss on doubtful account" became larger than 5/100 of
is corresponded to the period over computation of the       the total amount of selling, general and administrative
bonus, allowance for employees' bonus is accounted for      expense, it is disclosed separately from selling
account payable-others. The amount of account payable       general and administrative expense.
for employees' bonus is 19,804 thousand yen.
                                                            "Loss on doubtful account" for previous fiscal year is
"Account receivable - other" is included in "Others"        90,984 thousand yen.
in current assets until previous fiscal year. Since
the amount of "Account receivable- other" became
larger than 1/100 of total assets, it is disclosed
separately from "Others."

"Account receivable - other" for previous fiscal year is 29,283 thousand yen.

Supplemental information

                  Prior Fiscal Year                                         Current Fiscal Year
             [  From October 1, 2000  ]                                  [  From October 1, 2001  ]
             [ To: September 30, 2001 ]                                  [ To: September 30, 2002 ]
(1)   Accounting for financial information                                          --

      The Company adopted an accounting standard for financial instruments ("Opinion Concerning the
      Establishment of Accounting Standard for Financial
      Instruments" issued by the Business Accounting
      Deliberation Council on January 22, 1999") from this fiscal year.

      Previously, allowance for doubtful accounts had been calculated based on statutory rate stipulated in the corporate tax law, and the collectibility on individual debts. However, the Company has changed to a method based upon actual rate stipulated in corporate tax law. The effects of the adoption were immaterial for the fiscal year ended September 30, 2001.

(2) Accounting for translation denominated in foreign currency.

      The Company adopted a revised accounting standard for foreign currency translation ("Opinion
      Consecrating Revision of Accounting standard for Foreign Currency Translation" issued by the Business Accounting Deliberation Council on
      October 22, 1999).

      The effects of the adoption were immaterial for the fiscal year ended September 30, 2001.

Notes to financial statements
     (For Balance Sheets)

                    Prior Fiscal Year                                        Current Fiscal Year
                (As of September 30, 2001)                               (As of September 30, 2002)
                --------------------------                               --------------------------
*1  Number of shares authorized to be issued by the             *1  Number of shares authorized to be issued by the
    Company and total number of shares outstanding                  Company and total number of shares outstanding

    Number of shares authorized to be issued    40,700 Shares       Number of shares authorized to be issued    40,996 Shares
    Number of shares outstanding                10,249 Shares       Number of shares outstanding                10,258 Shares

                                                                *2  The entire elimination of accumulated deficit using
                                                                    paid-in capital and legal reserve

                                                                    The entire deficit recorded in the statutory book
                                                                    was eliminated against additional paid-in capital
                                                                    and legal reserve, pursuant to the resolution
                                                                    of the ordinary general meeting of shareholders
                                                                    held on December 20, 2001.

                                                                Additional paid-in capital     12,071,575 thousand yen
                                                                Legal reserve                         180 thousand yen

(For statements of operations)

                                Prior Fiscal Year
                             [From October 1, 2000]
                            [To: September 30, 2001]

  * 1 Research and development included in sells, general and administrative

                                    1,014,773 thousand yen


       ----

  * 3  Substance of loss on sales of property and equipment is as follows:
       Equipment 106,185 thousand yen

  * 4 Substance of loss on disposal of property and equipment is as follows:

        Building   67,139  thousand yen


       Equipment   153,473 thousand yen

       Software    59,963 thousand yen
       -------------------------------

       Total      280,576 thousand yen

       * 5 Major payments due to cancellation of contracts are below. Payment for cancellation of marketing agreement with Hikari Tsushin, Inc. is regarded as transaction with an affiliated company. Payment for cancellation of marketing agreement with Hikari Tsushin, Inc. 3,500,000 thousand yen

            Payment for cancellation of lease contract with IBJ Leasing Co., Ltd. 2,330,000 thousand yen

        * 6 Others in Extraordinary loss 305,695 thousand yen is expenses relating to restructuring by withdrawal from unprofitable business.



                               Current Fiscal Year
                             [From October 1, 2001]
                            [To: September 30, 2002]

  * 1 Research and development included in sells, general and administrative 51,031 thousand yen

   * 2 Substance of gain on sales of property and equipment is as follows:

          Equipment    956 thousand yen

   * 3 Substance of loss on sales of property and equipment is as follows.

          Equipment      2,366 thousand yen


   * 4 Substance of loss on disposal of property and equipment is as follows:

        Building 42,585 thousand yen

        Equipment 31,298 thousand yen
        -----------------------------
            Total 73,884 thousand yen



   * 5 Major item for loss on cancellation of contract is below.

    Attorney and other expense for Intranets KK.

                                   22,519 thousand yen

   (For statement of cash flows)



Notes for consolidated statement of cash flows for the prior consolidated fiscal year is shown in notes to consolidated financial statements.


                                Prior Fiscal Year
                              [From October 1, 2000]
                             [To: September 30, 2001]


                                   -----------


                               Current Fiscal Year
                              [From October 1, 2001]
                             [To: September 30, 2002]

         The following is the relation between cash and cash equivalents at the end of the year and the items listed in balance sheets:

    Cash on hand and in banks                 16,411,288 thousand yen

    Time deposits with maturities of
    more than three months                      (200,000) thousand yen

      Securities                                 200,787 thousand yen
      ----------------------------------------------------------------
      Cash and cash equivalents               16,412,076 thousand yen
      ================================================================

(For lease transactions)

                               Prior Fiscal Year
                             [From October 1, 2000]
                            [To: September 30, 2001]

Finance lease transactions except for those lease agreements which stipulate the transfer of ownership of the leased assets to the lessee.

1 Equivalent of the acquisition costs, accumulated amortization and net book value of the leased assets were as follows: There are no significant transactions to be disclosed

2 Equivalent of future minimum lease payments subsequent to September 30, 2001. There are no significant information to be disclosed

3 Lease payments, equivalent of amortization expenses of leased assets and the interest expenses equivalent of the lease payment are shown below:

      Lease payments                    663,750 thousand yen

      Amortization expense equivalent   608,479 thousand yen

      Interest expense equivalent        90,004 thousand yen


4 Method to calculate amortization expense equivalent Amortization expense equivalent of leased assets is calculated by the straight-line method over the respective lease terms with the residual value of zero.

5 Method to calculate of interest expense equivalent Interest expense equivalent of the lease payments is calculated as the difference between the aggregate lease payments during the lease term and equivalent of acquisition costs of leased assets. Interest expense equivalent is allocated to each period by the interest method over each respective lease term.

                               Current Fiscal Year
                              [From October 1, 2001]
                             [To: September 30, 2002]

Description hereto is omitted since there is no per lease contract exceeding three million yen.

     (For securities)

         Securities relating to prior consolidated fiscal year are shown in notes to consolidated financial statement. 7th Fiscal Year(From October 1, 2001 to September 30, 2002)

1.       Other securities sold during the current fiscal year

                 Sales proceeds                 Total gain                 Total loss
                 --------------                 ----------                 ----------
              43,225 thousand yen           9,975 thousand yen                -



2.       Carrying value of major securities whose fair value is not available

                                                      (As of September 30, 2002)

                 Categories                                Amount accounted in Balance Sheet
                 ----------                                ---------------------------------
         Other securities
           Free Financial Fund                                 200,787 thousand yen


     (For derivative transactions)

         Derivative transactions relating to the prior consolidated fiscal year is shown in notes to consolidated financial statements. 7th Fiscal Year(From October 1, 2001 to September 30, 2002)

             Not applicable

(Tax-effect accounting)

       Prior Fiscal Year (As of September 30, 2001)

  1 Significant components of deferred tax assets and
    liabilities
 (Deferred tax assets)


    a) Current assets

    Net operating loss carried forward                4,818,836 thousand yen

    Allowance for doubtful accounts                       2,950"

    Cost relating to restructuring                       11,453"

    Others                                                1,370"
                                                    -------------
    Subtotal deferred tax assets                        4,834,610"

    Valuation allowance                                 (4,834,610)"
                                                    --------------
    Total deferred tax assets                        - thousand yen
                                                    ===============



2 The reconciliation between the effective tax rates reflected in the financial statements and the statutory tax rate.

         Description hereto is omitted due to net loss before income tax for the fiscal year ended September 30, 2001


      Current Fiscal Year (As of September 30, 2002)

  1  Significant components of deferred tax assets and liabilities
    (Deferred tax assets)

    a) Current assets



    Net operating loss carried forward         4,443,771 thousand

    Allowance for doubtful accounts                4,151"

    Loss on bad debts                             17,337"

    Depreciation expense                           5,109"

    Software                                      33,264"

    Others                                         1,023"
                                              ----------
    Subtotal deferred tax assets               4,504,658"

    Valuation allowance                       (4,504,658)"
                                              ----------

    Total deferred tax assets             - thousand yen


2 The reconciliation between the effective tax rates reflected in the financial statements and the statutory tax rate.


 Statutory tax rate

 (Adjustment)                                        42.1%


 Allocation of residence tax with even                0.3%

 Valuation allowance                                (42.1%)
 ---------------------------------------------------------
 Effective tax rate after adoption of
 tax-effect accounting                                0.3%



     (Profit or loss caused by adoption of equity method)

          7th Fiscal Year(From October 1, 2001 to September 30, 2002)

               Not applicable

     (Transaction with related parties)

         Transaction with related parties for prior consolidated fiscal year is shown in note to consolidated financial statement.

          7th Fiscal Year(From October 1, 2001 to September 30, 2002)

               Not applicable

(Income per share information)

                                                       Prior Fiscal Year                   Current Fiscal Year
                                                   [  From October 1, 2000  ]           [  From October 1, 2001  ]
                                                   [ To: September 30, 2001 ]           [ To: September 30, 2002 ]
                                                     ----------------------              ----------------------
  Net assets per share                                  1,502,657.50 Yen                    1,632,623.01 Yen
  Net income (loss) per share - basic                    (953,355.25)Yen                      130,478.79 Yen
  Net income per share - diluted                                  --                                  --

(Note) For the prior fiscal year, although the Company issued stock purchase warrant and bonds with warrant, diluted net income per share is not stated due to recording net loss for the current fiscal year. For the current fiscal year, diluted net income per share is not stated because there is no premium on issuing stock purchase warrants.

     (Significant subsequent events)
          Not applicable

e) Additional Schedules

        A.  Schedules of securities

        a. Securities


                                                              (Thousands of yen)

Other                                                                                                         Amounts stated
securities    Others                  Category and Brand                           Number of shares          in Balance Sheet
----------    ------                  ------------------                           ----------------          ----------------
                        (Investment-trust-on-securities benefit coupon)                Thousand
                                  NOMURA ASSET MANAGEMENT Co., Ltd                      200,787                  200,787
                                        Free Financial Fund
                                                                                        -------                  -------
                                           Total                                        200,787                  200,787
                                                                                        -------                  -------

       b. Investment securities

                                                              (Thousands of yen)

Other                                                                              Amount stated
securities     Shares             Brand                  Number of shares         in Balance Sheet
----------     ------             -----                  ----------------         ----------------
                                                                   Shares
                          Intranets Kabushiki Kaisha          1,333                      1
                                                              -----                    ---
                              Total                           1,333                      1
                                                              -----                    ---

B     Schedule of property and equipment

                                                                                                    (Thousands of yen)
----------------------------------------------------------------------------------------------------------------------

                                                                              Accumulated         Balance at
                                                              Balance         Depreciation        the end of
                         Balance at   Increase    Decrease     at the    ----------------------  the current
                         the end of  during the  during the  end of the            depreciation  year net of
                         the prior    current     current     current               for current  accumulated
     Category               year        year        year        year                   year      depreciation  Remarks
----------------------------------------------------------------------------------------------------------------------
Tangible Fixed Asset
   Building                52,818       6,334      52,818        6,334       663        2,310        5,670
   Equipment              417,863      30,346      50,666      397,544   226,394      112,803      171,149
      Total               470,682      36,681     103,485      403,878   227,058      115,113      176,819       --

Intangible Fixed Assets
   Software                25,482          --         924       24,557     8,530        4,911       16,027
   Telephone rights         2,867          --          --        2,867        --           --        2,867
      Total                28,349          --         924       27,424     8,530        4,911       18,894       --

(Note) 1 Major assets increased in the current fiscal year are as follows:

         Building
         Leasehold improvement in connection with relocation of head office      6,334 thousand yen
         Property and equipment
         The purchase of server for new operation                               30,346 thousand yen

(Note) 2 Major assets of decreased in the current fiscal year are as follows:

         Building
         Leasehold improvements of the old office in connection with
           relocation of head office                                            52,818 thousand yen
         Equipment
         Sales and disposal of old office's equipments in connection with
           relocation of head office                                            50,666 thousand yen

C     Schedules for shareholders' equity

                                                                                              (Thousands of yen)
----------------------------------------------------------------------------------------------------------------
                                     Balance at the       Increase       Decrease     Balance at the
                                     end of the prior    during the     during the      end of the
Category                                   year         current year   current year    current year     Remarks
----------------------------------------------------------------------------------------------------------------
Shareholders'
 equity                                8,058,075          2,250                --         8,060,325          --
   Outstanding     Common Stock      (10,249 shares)    (9 shares)     (-- shares)   (10,258 shares)    (Note 1)
    shares          (shares)           8,058,075          2,250                           8,060,325
                        Total        (10,249 shares)    (9 shares)     (-- shares)   (10,258 shares)         --
                                       8,058,075          2,250                           8,060,325
                   Legal reserves

                   Additional
Legal reserves     paid-in capital
and additional     transferred by
paid-in capital    issuing shares     19,414,237             --         12,071,575        7,342,661     (Note 2)
                        Total         19,414,237             --         12,071,575        7,342,661          --
Legal reserve      Legal reserves            180             --                180               --     (Note 2)
and voluntary
reserves                Total                180             --                180               --          --

(Note) 1 The reason of increase in shareholders' equity is exercise of stock option.

(Note) 2 The reason for decrease in additional paid-in capital and legal reserve is the elimination of accumulated loss at previous ordinary general meeting of shareholders.

D     Schedules of allowance

                                                                                    (Thousands of yen)
-----------------------------------------------------------------------------------------------------
                                     Increase    Decrease during the current
                    Balance at the  during the               year             Balance at the
                      end of the      current    ---------------------------    end of the
Category              prior year    fiscal year  Purpose of use       Others   current year   Remarks
-----------------------------------------------------------------------------------------------------
Allowance for          260,860         16,872                --        6,860        270,872   (Note 1)
doubtful accounts
Allowance for               --          7,014                --           --          7,014   (Note 2)
employees' bonus

(Note) 1 "Others" of "Decreased during fiscal year" categorized "Allowance for doubtful accounts" represent the effect on resetting allowance for doubtful account by historical loss ratio of standard liabilities.

(Note) 2 Since the bonus of employees are determined at the end of the prior fiscal year and its payment is corresponded to the period over computation of the bonus, allowance for employees' bonus is accounted for other current liabilities in current assets including 19,804 thousand yen.

(2)   Major components of assets and liabilities

   A   Assets

     i) Cash on hand and in banks

                                               (Thousands of yen)
-----------------------------------------------------------------
        Category                   Amounts             Remarks
        --------                   -------             -------
  Cash on hand                          155
                                 ----------         ------------
  Bank deposit
    Saving accounts              16,038,423
    Deposit denominated in            3,860         US$31,488.79
    foreign currency
    Checking accounts               168,849
    Time deposit                    200,000
                                 ----------         ------------
    Sub-total                    16,411,133              --
                                 ----------         ------------
       Total                     16,411,288              --
                                 ----------         ------------

     ii) Accounts receivable

         (a) Details for counter parties

                                                     (Thousands of yen)
-----------------------------------------------------------------------
           Parties                       Amounts                Remarks
           -------                       -------                -------
   Regular DESKWING users                22,898
                                         ------                 -------
           Total                         22,898                      --
                                         ------                 -------

         (b) Details for accounts receivable, collection and retentions

                                                                       (Thousands of yen)
-----------------------------------------------------------------------------------------
                                                                                Retention
                                                                                 Period
                                                                                 (A)+(D)
                    Total                                                         -----
  Balance         accounts                                        Collect           2
  at the         receivable                     Balance at         rate           -----
beginning of       during         Amounts       the end of       (C)               (B)
fiscal year      fiscal year     collected     fiscal year     ------ x 100       -----
     (A)            (B)             (C)            (D)         (A)+(B)             365
-----------------------------------------------------------------------------------------
   37,575        3,084,095       3,098,772       22,898             99.2%       3.57 days

(Note) Tax excluding method is adapted for consumption tax, etc, but above amounts include consumption tax, etc.

       (c) Supplies

                                              (Thousands of yen)
----------------------------------------------------------------
            Items               Amounts                 Remarks
            -----               -------                 -------
   Stamps                           23
   Fiscal stamps                    19
                                 -----                   -----
            Total                   43                      --
                                 -----                   -----

B     Liabilities

  i)  Accounts payable

                                                        (Thousands of yen)
--------------------------------------------------------------------------
              Parties                         Amounts              Remarks
--------------------------------------------------------------------------
 Global Media Online, Inc.                     32,555
 Nikkeisya, Inc.                                5,260
 CallToWeb, Inc.                                4,200
 Computer Engineering &
 Consulting, Ltd.                               3,028
 Anto System Yuugen Kaisha                      1,537
 Cubics Co., Ltd.                               1,289
 Others                                         1,053
                                              -------              ------
              Total                            48,925                  --
                                              -------              ------

(3) Others

    a) Status after closing date of fiscal year.

        Not applicable

    b) Litigation

          On September 8, 2000, the first of eleven related lawsuits was filed against the Company, its CEO at the time, Isao Matsushima, Hikari Tsushin Inc., and the Company's underwriters, Morgan Stanley Dean Witter, Nomura Securities International Inc. and Merrill Lynch & Co., in the United States District Court for the Southern District of New York. The lawsuits included allegations that during the course of its March 8, 2000 public offering of American Depositary Shares, the Company failed to disclose material facts about the decline in business of its principal shareholder and former business partner, Hikari Tsushin. The lawsuits made similar allegations against the other defendants. On September 26, 2001, the court entered an order consolidating all eleven actions and appointed lead plaintiff and lead counsel for the plaintiffs. On June 4, 2002, the court entered an order appointing a new lead plaintiff and new counsel for the plaintiffs. A consolidated amended class action complaint was served on July 19, 2002. Plaintiffs seek damages, rescission, and costs and expenses of an unspecified amount. Crayfish intends to defend against any lawsuits.

6.  Information on Transfer and Repurchase of the Company


  Closing date of                  September 30             Ordinary general        Within three months after
  fiscal year                                               meeting of              next day of closing date of
                                                            shareholders            fiscal year

  Closing period for                   --                   Cut-off date for                September 30
  record of                                                 dividend

  shareholders

                                  1 share certificate
  Available types of            10 shares certificate       Cut-off date for                  March 31
  share certificate            100 shares certificate       interim dividends              Not applicable
                                                            Number of shares
                                                            for Single Unit




                           Address where       Marunouchi 1-4-4, Chiyoda-ku Tokyo, Japan
                           transfers are       The Sumitomo Trust & Banking Co., Ltd.
                           processed             Stock Transfer Agency Department

                           Name of             Kitahama 4-5-33, Chuo-ku Osaka, Japan
Transfer of shares         transfer agent      The Sumitomo Trust & Banking Co., Ltd.

                           Offices
                           available for       The Sumitomo Trust & Banking Co., Ltd
                           transfer            Nationally main and branch office

                           Transfer charge            Free            Charge to issue               Free
                                                                      new certificate

  Acquisition of f         Address where       Marunouchi 1-4-4, Chiyoda-ku Tokyo, Japan
  shares less than one     transfers are       The Sumitomo Trust & Banking Co., Ltd.
  unit                     processed             Stock Transfer Agency Department

                           Name of             Kitahama 4-5-33, Chuo-ku Osaka, Japan
                           transfer agent      The Sumitomo Trust & Banking Co., Ltd.

                           Transfer charge     The Sumitomo Trust & Banking Co., Ltd
                                               Main and branch offices in Japan


                           Repurchase of       The administration fee for trading shares is determined by a
                           shares              value of per share by following formula, then multiplied by percentage of shares less than one unit repurchased.
                                               (Calculation formula) Value of per share which is stipulated in the Company's Article 28 of Regulation of Treatment for Shares is
                                               as follows:
                                               Value equal or less than 1 million yen                       1.150%

                                               Value exceeding 1 million yen and equal or less than 5 million
                                               yen                                                         0.900%

                                               Value exceeding 5 million yen and equal or less than 10 million
                                               yen                                                         0.700%

                                               Value exceeding 10 million yen and equal or less than 30 million
                                               yen                                                         0.575%

                                               Value exceeding 30 million yen and equal or less than 50 million
                                               yen                                                         0.375%

                                               (Discard numbers less than one yen)
                                               The fee is 2,500 yen if the calculated fee is less than 2,500 yen.

  Names of the news        The Nihon Keizai Shinbun issued in Tokyo
  paper in which the
  Company published
  its public
  announcements

  Special benefits to      None
  shareholders


(Note) The Company composes original document for shares less than one unit if there are such frictional shares under Commercial Law of Article 230 of 20, Item 1. There are no shares less than one unit as of November 30, 2002

7 Reference for the Company

From the beginning of the current fiscal year to the submission date of Yuuka Shouken Houkokusyo, the Company has filed following documents:




(1) Rinji Houkokusho        This extraordinary report is based on Article              November 20, 2001
                            25-5, Item 4 of Securities and Exchange Law, and           Filed to the Chief of
                            Article 19-2, Item 9 of the Administrative Issue           Kanto Local Finance
                            Concerning Disclosure of Companies, etc (changing          Bureaus
                            in representative director of the Company).

(2) Yuuka Shouken                                                                      December 21, 2001
    Houkokusho                    Fiscal Year          From: October 1, 2000           Filed to the Chief of
    and attached documents     (6th fiscal year)       To: September 30, 2001          Kanto Local Finance Bureaus

                                                                                       June 28, 2002
(3) Hanki Houkokusho                                   From: October 1, 2001           Filed to the Chief of
                                (7th interim term)      To:  March 31, 2002            Kanto Local Finance Bureaus

Part II  Information on the Company's guarantor

   Not applicable